FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-09

Benchmark 2020-B22

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2020-B22 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B22 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type	Type	Rate(6)	Fee Rate(7)	Basis
Loan	1	The Grace Building(2)(35)(36)	9.8%	1	JPMCB/GACC	80,000,000	80,000,000	80,000,000	Office	CBD	2.6921%	0.01621%	Actual/360
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	9.2%	2	CREFI/GACC	75,000,000	75,000,000	75,000,000	Hospitality	Full Service	3.5580%	0.01434%	Actual/360
Property	2.001	MGM Grand	5.0%	1	CREFI/GACC	40,875,000	40,875,000		Hospitality	Full Service
Property	2.002	Mandalay Bay	4.2%	1	CREFI/GACC	34,125,000	34,125,000		Hospitality	Full Service
Loan	3	Elo Midtown Office Portfolio(2)	8.7%	3	CREFI	71,000,000	71,000,000	71,000,000	Office	CBD	3.5100%	0.01496%	Actual/360
Property	3.001	15 West 47th Street	4.4%	1	CREFI	36,003,546	36,003,546		Office	CBD
Property	3.002	48 West 48th Street	2.8%	1	CREFI	22,911,348	22,911,348		Office	CBD
Property	3.003	151 West 46th Street	1.5%	1	CREFI	12,085,106	12,085,106		Office	CBD
Loan	4	Station Park & Station Park West(2)(33)	7.4%	1	JPMCB	60,000,000	60,000,000	60,000,000	Mixed Use	Retail/Office/Hospitality	3.3770%	0.02496%	Actual/360
Loan	5	Rugby Pittsburgh Portfolio(2)	6.1%	2	JPMCB	50,000,000	50,000,000	42,592,005	Office	Suburban	3.3920%	0.01496%	Actual/360
Property	5.001	Foster Plaza	3.7%	1	JPMCB	30,488,644	30,488,644		Office	Suburban
Property	5.002	Cherrington Corporate Center	2.4%	1	JPMCB	19,511,356	19,511,356		Office	Suburban
Loan	6	Mountain View Village(33)	4.7%	1	JPMCB	38,650,500	38,650,500	38,650,500	Retail	Anchored	3.3770%	0.02496%	Actual/360
Loan	7	4 West 58th Street(2)(36)	4.0%	1	JPMCB	32,500,000	32,500,000	32,500,000	Mixed Use	Office/Retail	3.6800%	0.01496%	Actual/360
Loan	8	McClellan Business Park(2)(37)	4.0%	1	GSMC	32,400,000	32,400,000	32,400,000	Mixed Use	Industrial/Office/Multifamily/Retail/Other	3.3090%	0.01496%	Actual/360
Loan	9	1088 Sansome	4.0%	1	GACC	32,250,000	32,250,000	32,250,000	Office	CBD	3.2760%	0.01496%	Actual/360
Loan	10	711 Fifth Avenue(2)(33)(36)	3.7%	1	GSMC	30,000,000	30,000,000	30,000,000	Mixed Use	Office/Retail	3.1600%	0.01621%	Actual/360
Loan	11	Amazon Port of Savannah	3.5%	1	JPMCB	28,700,000	28,700,000	28,700,000	Industrial	Warehouse/Distribution	3.5570%	0.01496%	Actual/360
Loan	12	111 Kent Avenue	3.2%	1	CREFI	26,000,000	26,000,000	26,000,000	Multifamily	Mid Rise	3.7700%	0.01496%	Actual/360
Loan	13	32-42 Broadway(2)	3.1%	1	CREFI	25,000,000	25,000,000	25,000,000	Office	CBD	3.2500%	0.01496%	Actual/360
Loan	14	27750 Entertainment Drive	2.9%	1	CREFI	23,500,000	23,500,000	19,062,368	Office	Suburban	4.6000%	0.04371%	Actual/360
Loan	15	JW Marriott Nashville(2)	2.5%	1	GSMC	20,000,000	20,000,000	20,000,000	Hospitality	Full Service	3.1390%	0.01496%	Actual/360
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	2.5%	1	CREFI	20,000,000	20,000,000	18,088,727	Hospitality	Full Service	3.8000%	0.01496%	Actual/360
Loan	17	Medici Office Park	2.3%	1	GSMC	18,500,000	18,500,000	14,477,468	Office	Suburban	3.5980%	0.01496%	Actual/360
Loan	18	5 East 22nd Street	2.0%	1	CREFI	16,000,000	16,000,000	16,000,000	Retail	Unanchored	3.4500%	0.01496%	Actual/360
Loan	19	Cabinetworks Portfolio(2)(36)	1.8%	3	GSMC	15,000,000	15,000,000	13,450,012	Industrial	Manufacturing	3.3220%	0.01496%	Actual/360
Property	19.001	15535 South State Avenue	1.1%	1	GSMC	9,201,803	9,201,803		Industrial	Manufacturing
Property	19.002	150 Grand Valley Avenue	0.4%	1	GSMC	3,468,100	3,468,100		Industrial	Manufacturing
Property	19.003	16052 Industrial Parkway	0.3%	1	GSMC	2,330,097	2,330,097		Industrial	Manufacturing
Loan	20	350 West Broadway	1.8%	1	JPMCB	15,000,000	15,000,000	11,793,110	Mixed Use	Office/Retail	3.7210%	0.01496%	Actual/360
Loan	21	Maplewood Commons(22)	1.7%	1	JPMCB	13,877,500	13,877,500	11,131,656	Retail	Anchored	4.2780%	0.01496%	Actual/360
Loan	22	Mercury Plaza	1.5%	1	JPMCB	12,500,000	12,500,000	12,500,000	Retail	Anchored	3.0600%	0.01496%	Actual/360
Loan	23	Pet Food Experts Industrial	1.4%	1	GACC	11,635,000	11,635,000	11,635,000	Industrial	Warehouse/Distribution	3.4110%	0.01496%	Actual/360
Loan	24	Frontier Self Storage	1.4%	1	GACC	11,000,000	11,000,000	11,000,000	Self Storage	Self Storage	2.9700%	0.01496%	Actual/360
Loan	25	Arotech-FAAC Portfolio	1.3%	3	JPMCB	10,400,000	10,400,000	10,400,000	Industrial	R&D/Flex	3.5760%	0.01496%	Actual/360
Property	25.001	781 Avis Drive	0.6%	1	JPMCB	4,500,000	4,500,000		Industrial	R&D/Flex
Property	25.002	5750 East McKellips Road	0.5%	1	JPMCB	3,890,000	3,890,000		Industrial	R&D/Flex
Property	25.003	1229 Oak Valley Drive	0.2%	1	JPMCB	2,010,000	2,010,000		Industrial	R&D/Flex
Loan	26	Storage Solutions Portfolio	1.1%	4	CREFI	8,960,000	8,960,000	7,701,062	Self Storage	Self Storage	3.7400%	0.01496%	Actual/360
Property	26.001	Storage Solutions Bourbonnais	0.4%	1	CREFI	3,620,000	3,620,000		Self Storage	Self Storage
Property	26.002	Storage Solutions Limestone	0.3%	1	CREFI	2,640,000	2,640,000		Self Storage	Self Storage
Property	26.003	Storage Solutions Manteno	0.2%	1	CREFI	1,880,000	1,880,000		Self Storage	Self Storage
Property	26.004	Storage Solutions Kankakee	0.1%	1	CREFI	820,000	820,000		Self Storage	Self Storage
Loan	27	Reladyne Industrial	0.9%	1	GACC	7,150,000	7,150,000	6,733,088	Industrial	Warehouse/Manufacturing	3.4750%	0.01496%	Actual/360
Loan	28	801 Bedford Avenue	0.9%	1	CREFI	7,125,000	7,125,000	7,125,000	Retail	Unanchored	3.9300%	0.01496%	Actual/360
Loan	29	SDC Annex(36)	0.7%	1	GACC	5,665,000	5,665,000	5,070,017	Office	Suburban Flex	4.4640%	0.01496%	Actual/360
Loan	30	CityLine All American Storage	0.6%	1	CREFI	4,890,000	4,890,000	4,189,108	Mixed Use	Self Storage/Office	3.6100%	0.01496%	Actual/360
Loan	31	200 Centennial Avenue	0.6%	1	CREFI	4,500,000	4,500,000	3,205,871	Office	Suburban	3.7400%	0.01496%	Actual/360
Loan	32	Alief Westwood Self Storage	0.5%	1	GACC	3,764,000	3,764,000	3,125,577	Self Storage	Self Storage	4.4480%	0.01496%	Actual/360
Loan	33	Prime Storage Palm Desert	0.4%	1	CREFI	3,250,000	3,250,000	3,250,000	Self Storage	Self Storage	3.9900%	0.01496%	Actual/360

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

														Pari Passu
			Original	Remaining	Original	Remaining		First				Monthly	Annual	Companion Loan
			Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt
Loan	ID	Property Name	Maturity or ARD(8)	Maturity or ARD(8)	Term	Term	Date	Date(8)	or ARD Date	(Yes/No)	Maturity Date	Service($)(4)(9)	Service($)(4)(9)	Service($)
Loan	1	The Grace Building(2)(35)(36)	120	120	0	0	11/17/2020	01/06/2021	12/06/2030	No	12/06/2030	181,966	2,183,592	1,826,484
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	120	111	0	0	02/14/2020	04/05/2020	03/05/2030	Yes	03/05/2032	225,464	2,705,562	4,687,237
Property	2.001	MGM Grand
Property	2.002	Mandalay Bay
Loan	3	Elo Midtown Office Portfolio(2)	121	121	0	0	12/10/2020	01/06/2021	01/06/2031	No	01/06/2031	210,559	2,526,713	207,594
Property	3.001	15 West 47th Street
Property	3.002	48 West 48th Street
Property	3.003	151 West 46th Street
Loan	4	Station Park & Station Park West(2)(33)	120	120	0	0	12/04/2020	01/05/2021	12/05/2030	No	12/05/2030	171,195	2,054,342	167,486
Loan	5	Rugby Pittsburgh Portfolio(2)	121	121	360	360	12/02/2020	01/01/2021	01/01/2031	No	01/01/2031	221,519	2,658,227	177,215
Property	5.001	Foster Plaza
Property	5.002	Cherrington Corporate Center
Loan	6	Mountain View Village(33)	120	120	0	0	12/04/2020	01/05/2021	12/05/2030	No	12/05/2030	110,280	1,323,356
Loan	7	4 West 58th Street(2)(36)	120	111	0	0	02/28/2020	04/01/2020	03/01/2030	No	03/01/2030	101,051	1,212,611	287,606
Loan	8	McClellan Business Park(2)(37)	120	120	0	0	11/13/2020	01/11/2021	12/11/2030	No	12/11/2030	90,584	1,087,007	910,312
Loan	9	1088 Sansome	121	121	0	0	12/08/2020	01/06/2021	01/06/2031	No	01/06/2031	89,265	1,071,184
Loan	10	711 Fifth Avenue(2)(33)(36)	120	111	0	0	03/06/2020	04/06/2020	03/06/2030	No	03/06/2030	80,097	961,167	1,375,002
Loan	11	Amazon Port of Savannah	121	121	0	0	12/04/2020	01/01/2021	01/01/2031	No	01/01/2031	86,253	1,035,038
Loan	12	111 Kent Avenue	120	120	0	0	11/25/2020	01/06/2021	12/06/2030	No	12/06/2030	82,818	993,814
Loan	13	32-42 Broadway(2)	120	119	0	0	11/03/2020	12/06/2020	11/06/2030	No	11/06/2030	68,649	823,785	274,595
Loan	14	27750 Entertainment Drive	120	120	360	360	11/23/2020	01/06/2021	12/06/2030	No	12/06/2030	120,471	1,445,657
Loan	15	JW Marriott Nashville(2)	120	111	0	0	03/06/2020	04/06/2020	03/06/2030	No	03/06/2030	53,043	636,519	437,607
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	120	111	360	360	03/02/2020	04/06/2020	03/06/2030	No	03/06/2030	93,191	1,118,298	186,383
Loan	17	Medici Office Park	121	121	360	360	12/10/2020	01/06/2021	01/06/2031	No	01/06/2031	84,089	1,009,063
Loan	18	5 East 22nd Street	120	120	0	0	11/30/2020	01/06/2021	12/06/2030	No	12/06/2030	46,639	559,667
Loan	19	Cabinetworks Portfolio(2)(36)	120	119	360	360	10/26/2020	12/06/2020	11/06/2030	No	11/06/2030	65,875	790,502	141,996
Property	19.001	15535 South State Avenue
Property	19.002	150 Grand Valley Avenue
Property	19.003	16052 Industrial Parkway
Loan	20	350 West Broadway	120	120	360	360	11/24/2020	01/01/2021	12/01/2030	No	12/01/2030	69,221	830,649
Loan	21	Maplewood Commons(22)	121	121	360	360	12/04/2020	01/01/2021	01/01/2031	No	01/01/2031	68,497	821,960
Loan	22	Mercury Plaza	120	120	0	0	11/19/2020	01/01/2021	12/01/2030	No	12/01/2030	32,318	387,813
Loan	23	Pet Food Experts Industrial	121	121	0	0	12/08/2020	01/06/2021	01/06/2031	No	01/06/2031	33,532	402,382
Loan	24	Frontier Self Storage	121	121	0	0	12/10/2020	01/06/2021	01/06/2031	No	01/06/2031	27,603	331,238
Loan	25	Arotech-FAAC Portfolio	120	120	0	0	12/04/2020	01/06/2021	12/06/2030	No	12/06/2030	31,422	377,069
Property	25.001	781 Avis Drive
Property	25.002	5750 East McKellips Road
Property	25.003	1229 Oak Valley Drive
Loan	26	Storage Solutions Portfolio	120	120	360	360	11/12/2020	01/06/2021	12/06/2030	No	12/06/2030	41,444	497,332
Property	26.001	Storage Solutions Bourbonnais
Property	26.002	Storage Solutions Limestone
Property	26.003	Storage Solutions Manteno
Property	26.004	Storage Solutions Kankakee
Loan	27	Reladyne Industrial	121	121	360	360	12/10/2020	01/06/2021	01/06/2031	No	01/06/2031	32,007	384,084
Loan	28	801 Bedford Avenue	120	120	0	0	11/25/2020	01/06/2021	12/06/2030	No	12/06/2030	23,658	283,902
Loan	29	SDC Annex(36)	120	120	360	360	11/23/2020	01/06/2021	12/06/2030	No	12/06/2030	28,583	342,992
Loan	30	CityLine All American Storage	120	120	360	360	11/19/2020	01/06/2021	12/06/2030	No	12/06/2030	22,260	267,116
Loan	31	200 Centennial Avenue	120	120	300	300	11/17/2020	01/06/2021	12/06/2030	No	12/06/2030	23,111	277,337
Loan	32	Alief Westwood Self Storage	121	121	360	360	12/09/2020	01/06/2021	01/06/2031	No	01/06/2031	18,956	227,466
Loan	33	Prime Storage Palm Desert	61	61	0	0	12/09/2020	01/06/2021	01/06/2026	No	01/06/2026	10,956	131,476

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Pari Passu
			Companion Loan	Remaining			Crossed
			Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal
Loan	ID	Property Name	Service($)	Period(8)	Lockbox(10)	Management(11)	Other Loans	Borrower	NOI DSCR(9)(12)	NCF DSCR(9)(12)	Period(14)	Date	Value ($)(15)	As-of Date
Loan	1	The Grace Building(2)(35)(36)	21,917,807	120	Hard	Springing	No	No	4.33x	4.25x	0	6	2,150,000,000	09/08/2020
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	56,246,841	111	Hard	Springing	No	No	4.95x	4.95x	0	5	4,600,000,000	01/10/2020
Property	2.001	MGM Grand											2,505,000,000	01/10/2020
Property	2.002	Mandalay Bay											2,095,000,000	01/10/2020
Loan	3	Elo Midtown Office Portfolio(2)	2,491,125	121	Soft	Springing	No	No	2.40x	2.30x	0	6	241,000,000	11/01/2020
Property	3.001	15 West 47th Street											120,000,000	11/01/2020
Property	3.002	48 West 48th Street											79,000,000	11/01/2020
Property	3.003	151 West 46th Street											42,000,000	11/01/2020
Loan	4	Station Park & Station Park West(2)(33)	2,009,831	120	Hard	Springing	No	Yes - A	4.02x	3.86x	0	5	237,400,000	10/02/2020
Loan	5	Rugby Pittsburgh Portfolio(2)	2,126,581	37	Hard	Springing	No	No	2.27x	2.00x	0	1	145,300,000	Various
Property	5.001	Foster Plaza											88,600,000	11/04/2020
Property	5.002	Cherrington Corporate Center											56,700,000	11/05/2020
Loan	6	Mountain View Village(33)		120	Hard	Springing	No	Yes - A	3.33x	3.13x	0	5	99,200,000	10/02/2020
Loan	7	4 West 58th Street(2)(36)	3,451,278	111	Hard	Springing	No	No	1.98x	1.94x	0	1	180,000,000	02/01/2020
Loan	8	McClellan Business Park(2)(37)	10,923,744	120	Hard	Springing	No	No	3.13x	2.90x	0	11	595,000,000	09/15/2020
Loan	9	1088 Sansome		121	Hard	Springing	No	No	2.74x	2.73x	0	6	54,000,000	11/02/2020
Loan	10	711 Fifth Avenue(2)(33)(36)	16,500,028	111	Hard	Springing	No	No	2.94x	2.90x	0	6	1,000,000,000	01/23/2020
Loan	11	Amazon Port of Savannah		121	Springing	Springing	No	No	2.26x	2.24x	5 (once per year)	1	46,000,000	10/13/2020
Loan	12	111 Kent Avenue		120	Springing	Springing	No	No	2.46x	2.44x	0	6	45,400,000	10/20/2020
Loan	13	32-42 Broadway(2)	3,295,139	119	Hard	Springing	No	No	2.99x	2.66x	0	6	243,000,000	08/28/2020
Loan	14	27750 Entertainment Drive		0	Hard	In Place	No	No	1.58x	1.50x	0	6	32,000,000	07/02/2020
Loan	15	JW Marriott Nashville(2)	5,251,285	111	Hard	Springing	No	No	4.81x	4.17x	0	6	301,000,000	11/10/2020
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	2,236,595	51	Hard	Springing	No	No	2.52x	2.09x	0	6	113,800,000	01/09/2020
Loan	17	Medici Office Park		1	Hard	Springing	No	No	2.00x	1.81x	0	6	34,700,000	10/29/2020
Loan	18	5 East 22nd Street		120	Hard	Springing	No	No	4.09x	3.91x	0	6	47,200,000	11/04/2020
Loan	19	Cabinetworks Portfolio(2)(36)	1,703,953	59	Hard	Springing	No	No	2.23x	2.08x	0	6	73,450,000	10/01/2020
Property	19.001	15535 South State Avenue											45,400,000	10/01/2020
Property	19.002	150 Grand Valley Avenue											16,550,000	10/01/2020
Property	19.003	16052 Industrial Parkway											11,500,000	10/01/2020
Loan	20	350 West Broadway		0	Springing	Springing	No	No	1.52x	1.42x	5 (once per year)	1	24,000,000	08/13/2020
Loan	21	Maplewood Commons(22)		1	Springing	Springing	No	No	1.86x	1.82x	5	1	25,200,000	10/08/2020
Loan	22	Mercury Plaza		120	Hard	Springing	No	No	3.29x	3.10x	5	1	21,000,000	10/30/2020
Loan	23	Pet Food Experts Industrial		121	Hard	Springing	No	Yes - B	2.82x	2.75x	0	6	19,750,000	10/30/2020
Loan	24	Frontier Self Storage		121	Springing	Springing	No	No	3.14x	3.11x	0	6	18,400,000	09/24/2020
Loan	25	Arotech-FAAC Portfolio		120	Hard	Springing	No	Yes - B	2.91x	2.86x	0	6	16,300,000	Various
Property	25.001	781 Avis Drive											7,050,000	11/11/2020
Property	25.002	5750 East McKellips Road											6,100,000	11/02/2020
Property	25.003	1229 Oak Valley Drive											3,150,000	11/11/2020
Loan	26	Storage Solutions Portfolio		36	Springing	Springing	No	Yes - C	1.77x	1.73x	0	6	14,400,000	10/15/2020
Property	26.001	Storage Solutions Bourbonnais											6,300,000	10/15/2020
Property	26.002	Storage Solutions Limestone											3,650,000	10/15/2020
Property	26.003	Storage Solutions Manteno											3,250,000	10/15/2020
Property	26.004	Storage Solutions Kankakee											1,200,000	10/15/2020
Loan	27	Reladyne Industrial		85	Hard	Springing	No	Yes - B	1.82x	1.74x	0	6	11,000,000	10/29/2020
Loan	28	801 Bedford Avenue		120	Springing	Springing	No	No	2.22x	2.14x	0	6	12,500,000	12/01/2020
Loan	29	SDC Annex(36)		48	Hard	Springing	No	No	1.47x	1.41x	0	6	9,400,000	10/13/2020
Loan	30	CityLine All American Storage		36	Springing	Springing	No	Yes - C	1.88x	1.78x	0	6	8,150,000	11/05/2020
Loan	31	200 Centennial Avenue		0	Springing	Springing	No	No	2.05x	1.74x	0	6	8,700,000	08/15/2020
Loan	32	Alief Westwood Self Storage		13	Springing	Springing	No	No	1.83x	1.79x	0	6	5,900,000	08/12/2020
Loan	33	Prime Storage Palm Desert		61	Springing	Springing	No	No	2.39x	2.36x	0	6	5,600,000	11/13/2020

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			FIRREA	Cut-Off
			Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	(Yes/No)	Ratio(12)	Maturity or ARD(12)	Address	City	County	State	Zip Code
Loan	1	The Grace Building(2)(35)(36)	Yes	41.1%	41.1%	1114 Avenue of the Americas	New York	New York	NY	10036
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	Yes	35.5%	35.5%	Various	Las Vegas	Clark	NV	Various
Property	2.001	MGM Grand	Yes			3799 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109
Property	2.002	Mandalay Bay	Yes			3950 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119
Loan	3	Elo Midtown Office Portfolio(2)	Yes	58.5%	58.5%	Various	New York	New York	NY	10036
Property	3.001	15 West 47th Street	Yes			15 West 47th Street	New York	New York	NY	10036
Property	3.002	48 West 48th Street	Yes			48 West 48th Street	New York	New York	NY	10036
Property	3.003	151 West 46th Street	Yes			151 West 46th Street	New York	New York	NY	10036
Loan	4	Station Park & Station Park West(2)(33)	Yes	50.0%	50.0%	150 North Central Avenue and 1037 & 1070 West Park Lane	Farmington	Davis	UT	84025
Loan	5	Rugby Pittsburgh Portfolio(2)	Yes	61.9%	52.8%	Various	Various	Allegheny	PA	Various
Property	5.001	Foster Plaza	Yes			415, 425, 601, 501 & 651 Holiday Drive and 681, 661 & 680 Andersen Drive	Pittsburgh	Allegheny	PA	15220
Property	5.002	Cherrington Corporate Center	Yes			200, 300 & 600 Corporate Center Drive, 400 Fairway Drive and 500, 625 & 700 Cherrington Parkway	Coraopolis	Allegheny	PA	15108
Loan	6	Mountain View Village(33)	Yes	39.0%	39.0%	4630 West 13400 South	Riverton	Salt Lake	UT	84103
Loan	7	4 West 58th Street(2)(36)	Yes	69.4%	69.4%	4 West 58th Street	New York	New York	NY	10019
Loan	8	McClellan Business Park(2)(37)	Yes	60.2%	60.2%	3140 Peacekeeper Way	McClellan	Sacramento	CA	95652
Loan	9	1088 Sansome	Yes	59.7%	59.7%	1088 Sansome Street	San Francisco	San Francisco	CA	94111
Loan	10	711 Fifth Avenue(2)(33)(36)	Yes	54.5%	54.5%	711 5th Avenue	New York	New York	NY	10022
Loan	11	Amazon Port of Savannah	Yes	62.4%	62.4%	1500 Crossgate Road	Port Wentworth	Chatham	GA	31407
Loan	12	111 Kent Avenue	Yes	57.3%	57.3%	111 Kent Avenue	Brooklyn	Kings	NY	11249
Loan	13	32-42 Broadway(2)	Yes	51.4%	51.4%	32-42 Broadway	New York	New York	NY	10004
Loan	14	27750 Entertainment Drive	Yes	73.4%	59.6%	27750 Entertainment Drive	Valencia	Los Angeles	CA	91355
Loan	15	JW Marriott Nashville(2)	Yes	61.5%	61.5%	201 8th Avenue South	Nashville	Davidson	TN	37203
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	Yes	52.7%	47.7%	5701 Main Street	Houston	Harris	TX	77005
Loan	17	Medici Office Park	Yes	53.3%	41.7%	14200, 14280 & 14400 East Jewell Avenue	Aurora	Arapahoe	CO	80012
Loan	18	5 East 22nd Street	Yes	33.9%	33.9%	5 East 22nd Street	New York	New York	NY	10010
Loan	19	Cabinetworks Portfolio(2)(36)	Yes	64.4%	57.8%	Various	Various	Various	OH	Various
Property	19.001	15535 South State Avenue	Yes			15535 South State Avenue	Middlefield	Geauga	OH	44062
Property	19.002	150 Grand Valley Avenue	Yes			150 Grand Valley Avenue	Orwell	Ashtabula	OH	44076
Property	19.003	16052 Industrial Parkway	Yes			16052 Industrial Parkway	Middlefield	Geauga	OH	44062
Loan	20	350 West Broadway	Yes	62.5%	49.1%	350 West Broadway	New York	New York	NY	10013
Loan	21	Maplewood Commons(22)	Yes	55.1%	44.2%	1803-1821, 2001-2021 & 2300 Maplewood Commons Drive	Maplewood	Saint Louis	MO	63143
Loan	22	Mercury Plaza	Yes	59.5%	59.5%	117 Marketplace Drive	Hampton	Hampton City	VA	23666
Loan	23	Pet Food Experts Industrial	Yes	58.9%	58.9%	561 South Muddy Creek Road	Denver	Lancaster	PA	17517
Loan	24	Frontier Self Storage	Yes	59.8%	59.8%	425 North Main Street	Salinas	Monterey	CA	93901
Loan	25	Arotech-FAAC Portfolio	Yes	63.8%	63.8%	Various	Various	Various	Various	Various
Property	25.001	781 Avis Drive	Yes			781 Avis Drive	Ann Arbor	Washtenaw	MI	48108
Property	25.002	5750 East McKellips Road	Yes			5750 East McKellips Road	Mesa	Maricopa	AZ	85215
Property	25.003	1229 Oak Valley Drive	Yes			1229 Oak Valley Drive	Ann Arbor	Washtenaw	MI	48108
Loan	26	Storage Solutions Portfolio	Yes	62.2%	53.5%	Various	Various	Kankakee	IL	Various
Property	26.001	Storage Solutions Bourbonnais	Yes			1806 Kinzie Avenue	Bourbonnais	Kankakee	IL	60915
Property	26.002	Storage Solutions Limestone	Yes			2019 West Route 17	Kankakee	Kankakee	IL	60901
Property	26.003	Storage Solutions Manteno	Yes			300 South Spruce Street	Manteno	Kankakee	IL	60950
Property	26.004	Storage Solutions Kankakee	Yes			600 North Entrance Avenue	Kankakee	Kankakee	IL	60901
Loan	27	Reladyne Industrial	Yes	65.0%	61.2%	290 East Joe Orr Road	Chicago Heights	Cook	IL	60411
Loan	28	801 Bedford Avenue	Yes	57.0%	57.0%	801 Bedford Avenue	Brooklyn	Kings	NY	11205
Loan	29	SDC Annex(36)	Yes	60.3%	53.9%	5811 6th Avenue South	Seattle	King	WA	98108
Loan	30	CityLine All American Storage	Yes	60.0%	51.4%	1146 Elma G. Miles Parkway	Hinesville	Liberty	GA	31313
Loan	31	200 Centennial Avenue	Yes	51.7%	36.8%	200 Centennial Avenue	Piscataway	Middlesex	NJ	08854
Loan	32	Alief Westwood Self Storage	Yes	63.8%	53.0%	9219 Boone Road	Houston	Harris	TX	77099
Loan	33	Prime Storage Palm Desert	Yes	58.0%	58.0%	75050 Merle Drive	Palm Desert	Riverside	CA	92211

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(5)	Measure(5)	(SF/Units/Rooms) $(5)(12)	(# of payments)(4)(17)(18)(19)	Statements Date	EGI ($)	Expenses($)
Loan	1	The Grace Building(2)(35)(36)	1974	2018	1,556,972	Sq. Ft.	567	L(24), DorYM1(89), O(7)	09/30/2020	97,004,029	50,731,490
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	Various	NAP	9,748	Rooms	167,645	YM0.5(33), DorYM0.5(80), O(7)	09/30/2020	1,157,516,861	935,475,514
Property	2.001	MGM Grand	1993	NAP	4,998	Rooms	178,199		09/30/2020	662,869,240	533,910,560
Property	2.002	Mandalay Bay	1999	NAP	4,750	Rooms	156,539		09/30/2020	494,647,621	401,564,954
Loan	3	Elo Midtown Office Portfolio(2)	Various	NAP	336,302	Sq. Ft.	419	L(24), D(93), O(4)	10/31/2020	16,421,332	7,098,959
Property	3.001	15 West 47th Street	1926	NAP	133,139	Sq. Ft.	537		10/31/2020	8,651,241	3,328,036
Property	3.002	48 West 48th Street	1926	NAP	137,663	Sq. Ft.	331		10/31/2020	5,380,555	2,563,454
Property	3.003	151 West 46th Street	1928	NAP	65,500	Sq. Ft.	366		10/31/2020	2,389,536	1,207,469
Loan	4	Station Park & Station Park West(2)(33)	2011-2018	NAP	995,303	Sq. Ft.	119	L(24), DorYM1(92), O(4)	10/31/2020	25,412,122	8,619,084
Loan	5	Rugby Pittsburgh Portfolio(2)	Various	NAP	1,056,658	Sq. Ft.	85	L(24), D(94), O(3)	08/31/2020	18,277,946	8,180,858
Property	5.001	Foster Plaza	1975, 1978, 1980, 1982-1985, 1987	NAP	674,625	Sq. Ft.	81
Property	5.002	Cherrington Corporate Center	1986, 1987, 1989, 1990, 1992, 1994	NAP	382,033	Sq. Ft.	92
Loan	6	Mountain View Village(33)	2018-2019	NAP	406,978	Sq. Ft.	95	L(24), DorYM1(92), O(4)	10/31/2020	7,112,367	2,797,818
Loan	7	4 West 58th Street(2)(36)	1948	2016-2019	83,537	Sq. Ft.	1,496	L(33), D(81), O(6)	06/30/2020	7,897,694	3,378,556
Loan	8	McClellan Business Park(2)(37)	1938-2019	NAP	6,925,484	Sq. Ft.	52	YM(24), DorYM(89), O(7)	09/30/2020	46,135,523	16,541,707
Loan	9	1088 Sansome	1908	2017	61,817	Sq. Ft.	522	L(24), D(92), O(5)	06/30/2020	3,728,679	811,984
Loan	10	711 Fifth Avenue(2)(33)(36)	1927	2013-2019	340,024	Sq. Ft.	1,603	L(33), D(80), O(7)	03/31/2020	69,060,254	21,771,999
Loan	11	Amazon Port of Savannah	2020	NAP	117,351	Sq. Ft.	245	L(24), D(91), O(6)
Loan	12	111 Kent Avenue	2011	NAP	62	Units	419,355	L(24), D(92), O(4)	09/30/2020	3,290,910	1,065,837
Loan	13	32-42 Broadway(2)	1898, 1904	2019	521,573	Sq. Ft.	240	L(25), D(91), O(4)	06/30/2020	23,543,821	10,777,257
Loan	14	27750 Entertainment Drive	2017	NAP	98,388	Sq. Ft.	239	L(24), D(92), O(4)	06/30/2020	3,046,126	1,165,419
Loan	15	JW Marriott Nashville(2)	2018	NAP	533	Rooms	347,092	L(33), D(80), O(7)	09/30/2020	48,245,221	40,461,820
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	1925	1968, 2005-2007	315	Rooms	190,476	YM1(117), O(3)	10/31/2020	20,545,319	18,658,479
Loan	17	Medici Office Park	2000-2004	NAP	130,364	Sq. Ft.	142	L(24), D(93), O(4)	10/31/2020	3,371,854	1,287,820
Loan	18	5 East 22nd Street	1985	NAP	25,886	Sq. Ft.	618	L(24), D(92), O(4)	09/30/2020	3,206,987	840,069
Loan	19	Cabinetworks Portfolio(2)(36)	Various	Various	1,528,894	Sq. Ft.	31	L(25), DorYM1(88), O(7)
Property	19.001	15535 South State Avenue	1989	2004	937,825	Sq. Ft.	31
Property	19.002	150 Grand Valley Avenue	1995	2004	353,588	Sq. Ft.	31
Property	19.003	16052 Industrial Parkway	1984	2005	237,481	Sq. Ft.	31
Loan	20	350 West Broadway	1910	2008	14,000	Sq. Ft.	1,071	L(24), D(91), O(5)
Loan	21	Maplewood Commons(22)	2004, 2005	NAP	159,968	Sq. Ft.	87	L(26), YM1(92), O(3)	08/31/2020	1,861,247	391,201
Loan	22	Mercury Plaza	2007-2019	NAP	93,797	Sq. Ft.	133	L(24), D(90), O(6)	T-7 7/31/2020 Ann.	1,592,269	363,152
Loan	23	Pet Food Experts Industrial	2015	NAP	197,300	Sq. Ft.	59	L(24), DorYM1(92), O(5)
Loan	24	Frontier Self Storage	1999	NAP	92,477	Sq. Ft.	119	L(24), D(92), O(5)	10/31/2020	1,551,735	474,173
Loan	25	Arotech-FAAC Portfolio	Various	Various	121,869	Sq. Ft.	85	L(24), D(1), DorYM1(91), O(4)
Property	25.001	781 Avis Drive	1998	NAP	39,571	Sq. Ft.	114
Property	25.002	5750 East McKellips Road	1961	1983	64,590	Sq. Ft.	60
Property	25.003	1229 Oak Valley Drive	1997	NAP	17,708	Sq. Ft.	114
Loan	26	Storage Solutions Portfolio	Various	NAP	210,092	Sq. Ft.	43	L(24), D(92), O(4)	09/30/2020	1,478,836	597,013
Property	26.001	Storage Solutions Bourbonnais	2015	NAP	82,590	Sq. Ft.	44		09/30/2020	637,300	204,387
Property	26.002	Storage Solutions Limestone	2010	NAP	56,780	Sq. Ft.	46		09/30/2020	336,921	127,146
Property	26.003	Storage Solutions Manteno	2011	NAP	50,622	Sq. Ft.	37		09/30/2020	341,778	175,721
Property	26.004	Storage Solutions Kankakee	2015	NAP	20,100	Sq. Ft.	41		09/30/2020	162,838	89,760
Loan	27	Reladyne Industrial	1972	2019	184,530	Sq. Ft.	39	L(24), DorYM1(92), O(5)
Loan	28	801 Bedford Avenue	2019	NAP	20,790	Sq. Ft.	343	L(24), D(93), O(3)
Loan	29	SDC Annex(36)	1967	2020	25,468	Sq. Ft.	222	L(24), D(91), O(5)	08/31/2020	529,077	117,830
Loan	30	CityLine All American Storage	2006	2007	73,275	Sq. Ft.	67	L(24), D(92), O(4)	10/31/2020	812,924	298,946
Loan	31	200 Centennial Avenue	1983	NAP	68,024	Sq. Ft.	66	L(24), D(93), O(3)	08/31/2020	807,190	406,725
Loan	32	Alief Westwood Self Storage	1976, 1977, 2000	2019	90,278	Sq. Ft.	42	L(24), D(93), O(4)	09/30/2020	604,554	196,683
Loan	33	Prime Storage Palm Desert	1990	NAP	39,115	Sq. Ft.	83	L(24), D(33), O(4)	09/30/2020	536,463	198,136

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten
Loan	ID	Property Name	NOI($)(13)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(12)	Debt Yield(12)	Revenue($)	EGI($)
Loan	1	The Grace Building(2)(35)(36)	46,272,539	12/31/2019	102,917,243	50,379,050	52,538,193	12/31/2018	122,739,552	49,532,888	73,206,665	11.8%	11.6%	162,120,717	157,612,989
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	222,041,347	12/31/2019	2,106,295,488	1,586,215,135	520,080,353	12/31/2018	2,191,540,530	1,574,171,264	617,369,266	17.9%	17.9%	2,106,295,488	2,106,295,488
Property	2.001	MGM Grand	128,958,680	12/31/2019	1,161,850,748	879,242,083	282,608,665	12/31/2018	1,226,105,346	854,539,115	371,566,231			1,161,850,748	1,161,850,748
Property	2.002	Mandalay Bay	93,082,667	12/31/2019	944,444,740	706,973,052	237,471,688	12/31/2018	965,435,184	719,632,149	245,803,035			944,444,740	944,444,740
Loan	3	Elo Midtown Office Portfolio(2)	9,322,373	12/31/2019	19,355,597	7,410,407	11,945,190	12/31/2018	19,301,583	6,955,364	12,346,219	8.6%	8.2%	21,736,871	19,909,478
Property	3.001	15 West 47th Street	5,323,205	12/31/2019	9,664,447	3,525,636	6,138,811	12/31/2018	9,773,916	3,144,906	6,629,010			11,654,170	9,799,176
Property	3.002	48 West 48th Street	2,817,101	12/31/2019	6,482,031	2,648,139	3,833,892	12/31/2018	6,421,117	2,646,973	3,774,144			6,700,325	6,700,325
Property	3.003	151 West 46th Street	1,182,067	12/31/2019	3,209,119	1,236,632	1,972,487	12/31/2018	3,106,550	1,163,485	1,943,065			3,382,376	3,409,976
Loan	4	Station Park & Station Park West(2)(33)	16,793,038	12/31/2019	23,768,809	10,609,018	13,159,791	12/31/2018	21,608,519	9,303,290	12,305,229	13.8%	13.2%	28,827,822	24,904,368
Loan	5	Rugby Pittsburgh Portfolio(2)	10,097,088	12/31/2019	17,988,387	9,262,505	8,725,882	12/31/2018	18,343,379	10,336,817	8,006,562	12.1%	10.7%	23,641,718	19,674,430
Property	5.001	Foster Plaza
Property	5.002	Cherrington Corporate Center
Loan	6	Mountain View Village(33)	4,314,548	12/31/2019	5,884,967	2,564,727	3,320,240	12/31/2018	1,590,226	716,861	873,366	11.4%	10.7%	9,416,367	7,203,220
Loan	7	4 West 58th Street(2)(36)	4,519,138	12/31/2019	5,628,265	2,057,287	3,570,977	12/31/2018	4,877,497	1,903,193	2,974,304	7.4%	7.2%	12,504,880	11,943,386
Loan	8	McClellan Business Park(2)(37)	29,593,816	12/31/2019	42,772,659	15,192,749	27,579,910	12/31/2018	39,655,018	14,730,525	24,924,493	10.5%	9.7%	55,035,947	52,666,380
Loan	9	1088 Sansome	2,916,696	12/31/2019	3,096,786	527,762	2,569,024					9.1%	9.1%	3,903,785	3,708,595
Loan	10	711 Fifth Avenue(2)(33)(36)	47,288,255	12/31/2019	69,563,590	20,967,241	48,596,349	12/31/2018	63,038,695	18,950,129	44,088,566	9.4%	9.3%	81,873,643	74,193,553
Loan	11	Amazon Port of Savannah										8.1%	8.1%	3,098,300	3,005,351
Loan	12	111 Kent Avenue	2,225,073									9.4%	9.3%	3,779,613	3,448,909
Loan	13	32-42 Broadway(2)	12,766,564	12/31/2019	23,020,311	11,125,485	11,894,826	12/31/2018	22,313,427	10,791,578	11,521,849	9.8%	8.8%	25,286,593	23,169,206
Loan	14	27750 Entertainment Drive	1,880,707	12/31/2019	3,269,791	1,118,388	2,151,403	12/31/2018	2,784,318	995,501	1,788,817	9.7%	9.2%	3,612,216	3,431,605
Loan	15	JW Marriott Nashville(2)	7,783,401	12/31/2019	93,677,197	65,123,527	28,553,670					15.3%	13.3%	94,449,843	94,449,843
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	1,886,840	12/31/2019	35,451,900	26,636,357	8,815,543	12/31/2018	36,140,047	27,348,440	8,791,607	14.1%	11.7%	35,451,900	35,451,900
Loan	17	Medici Office Park	2,084,034	12/31/2019	3,041,854	1,327,357	1,714,497	12/31/2018	2,290,650	1,146,076	1,144,574	10.9%	9.9%	3,613,809	3,278,996
Loan	18	5 East 22nd Street	2,366,918	12/31/2019	3,086,430	817,399	2,269,032	12/31/2018	2,957,545	783,377	2,174,168	14.3%	13.7%	3,507,466	3,168,291
Loan	19	Cabinetworks Portfolio(2)(36)										11.7%	11.0%	6,034,332	5,732,615
Property	19.001	15535 South State Avenue												3,701,465	3,516,392
Property	19.002	150 Grand Valley Avenue												1,395,563	1,325,784
Property	19.003	16052 Industrial Parkway												937,305	890,439
Loan	20	350 West Broadway										8.4%	7.9%	1,708,564	1,623,135
Loan	21	Maplewood Commons(22)	1,470,045	12/31/2019	1,912,975	408,002	1,504,973	12/31/2018	1,922,314	274,103	1,648,211	11.0%	10.8%	2,282,323	1,957,121
Loan	22	Mercury Plaza	1,229,117	12/31/2019	1,700,009	465,834	1,234,175	12/31/2018	2,241,945	597,209	1,644,736	10.2%	9.6%	1,788,207	1,649,142
Loan	23	Pet Food Experts Industrial										9.8%	9.5%	1,231,170	1,169,612
Loan	24	Frontier Self Storage	1,077,562	12/31/2019	1,581,259	478,254	1,103,005	12/31/2018	1,576,303	498,562	1,077,741	9.4%	9.4%	1,723,380	1,582,557
Loan	25	Arotech-FAAC Portfolio										10.6%	10.4%	1,191,914	1,132,319
Property	25.001	781 Avis Drive												519,331	493,365
Property	25.002	5750 East McKellips Road												440,183	418,174
Property	25.003	1229 Oak Valley Drive												232,400	220,780
Loan	26	Storage Solutions Portfolio	881,823	12/31/2019	1,377,477	568,508	808,969	12/31/2018	1,150,950	560,418	590,532	9.8%	9.6%	1,571,292	1,478,836
Property	26.001	Storage Solutions Bourbonnais	432,914	12/31/2019	580,552	193,311	387,241	12/31/2018	415,077	188,552	226,524			660,972	637,300
Property	26.002	Storage Solutions Limestone	209,775	12/31/2019	329,411	124,664	204,747	12/31/2018	324,005	131,702	192,303			369,420	336,921
Property	26.003	Storage Solutions Manteno	166,056	12/31/2019	310,258	160,343	149,915	12/31/2018	269,814	149,315	120,499			365,316	341,778
Property	26.004	Storage Solutions Kankakee	73,078	12/31/2019	157,256	90,190	67,066	12/31/2018	142,056	90,849	51,207			175,584	162,838
Loan	27	Reladyne Industrial										9.8%	9.4%	756,593	718,763
Loan	28	801 Bedford Avenue										8.8%	8.5%	755,843	718,051
Loan	29	SDC Annex(36)	411,247	12/31/2019	248,663	69,952	178,712					8.9%	8.5%	687,843	646,573
Loan	30	CityLine All American Storage	513,978	12/31/2019	720,784	313,194	407,589					10.3%	9.7%	627,996	803,770
Loan	31	200 Centennial Avenue	400,465	12/31/2019	596,153	390,162	205,991	12/31/2018	922,000	390,970	531,030	12.6%	10.7%	1,091,455	979,255
Loan	32	Alief Westwood Self Storage	407,871	12/31/2019	588,235	195,242	392,993	T-8 12/31/2018 Ann.	549,681	195,468	354,213	11.0%	10.8%	757,596	623,700
Loan	33	Prime Storage Palm Desert	338,328	12/31/2019	497,978	192,525	305,453	12/31/2018	468,318	175,946	292,372	9.7%	9.5%	534,564	536,463

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	Expenses($)	NOI ($)(13)	Reserves($)	TI/LC($)	NCF ($)	Interest(16)(20)(21)	Expiration(21)	Extension Terms(21)	Largest Tenant(24)(25)(26)(28)	SF	Expiration(25)	2nd Largest Tenant(24)(25)
Loan	1	The Grace Building(2)(35)(36)	53,319,272	104,293,717	389,243	1,556,972	102,347,502	Fee Simple			Bank of America, N.A.	155,270	05/31/2042	The Trade Desk
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	1,586,215,135	520,080,353	32,774,592		487,305,761	Fee Simple
Property	2.001	MGM Grand	879,242,083	282,608,665	16,011,953		266,596,712	Fee Simple			NAP	NAP	NAP	NAP
Property	2.002	Mandalay Bay	706,973,052	237,471,688	16,762,639		220,709,049	Fee Simple			NAP	NAP	NAP	NAP
Loan	3	Elo Midtown Office Portfolio(2)	7,846,160	12,063,318	69,310	450,439	11,543,568	Fee Simple
Property	3.001	15 West 47th Street	3,846,095	5,953,081	26,628	218,206	5,708,247	Fee Simple			Avi & Co. Ny Corp.	4,697	08/31/2025	Diamond Services
Property	3.002	48 West 48th Street	2,731,610	3,968,716	27,533	160,909	3,780,274	Fee Simple			Rockefeller Corp.	10,350	05/31/2030	Luccello, Inc.
Property	3.003	151 West 46th Street	1,268,455	2,141,521	15,150	71,324	2,055,047	Fee Simple			Havana Central- Ny 2, LLC	5,000	12/31/2029	Neiger LLP
Loan	4	Station Park & Station Park West(2)(33)	8,562,632	16,341,736	149,295	497,652	15,694,789	Fee Simple			Harmons	69,389	04/30/2031	Cinemark
Loan	5	Rugby Pittsburgh Portfolio(2)	8,818,737	10,855,693	211,332	1,056,658	9,587,703	Fee Simple
Property	5.001	Foster Plaza						Fee Simple			Tetra Tech, Inc.	49,269	02/28/2025	Wexford Health Sources, Inc.
Property	5.002	Cherrington Corporate Center						Fee Simple			Chevron USA	120,000	08/31/2025	Mortgage Connect
Loan	6	Mountain View Village(33)	2,798,865	4,404,355	61,047	203,489	4,139,819	Fee Simple			Harmons	81,641	08/31/2038	T.J. Maxx and Home Goods
Loan	7	4 West 58th Street(2)(36)	2,701,328	9,242,058	15,037	167,074	9,059,948	Fee Simple/Leasehold	09/14/2052	None	The Neiman Marcus Group LLC.	40,170	02/28/2033	Netflix Inc.
Loan	8	McClellan Business Park(2)(37)	15,037,967	37,628,413	1,038,823	1,731,371	34,858,219	Fee Simple			Amazon.com	417,637	06/30/2030	Hydra Distribution
Loan	9	1088 Sansome	770,336	2,938,260	12,363		2,925,896	Fee Simple			Pattern Energy	50,910	12/17/2028	Big Wines
Loan	10	711 Fifth Avenue(2)(33)(36)	22,888,769	51,304,783	85,006	544,350	50,675,427	Fee Simple			SunTrust Banks	84,516	04/30/2024	Allen & Company
Loan	11	Amazon Port of Savannah	670,516	2,334,835	11,735		2,323,100	Fee Simple			Amazon.com, Inc.	117,351	07/31/2032	NAP
Loan	12	111 Kent Avenue	1,005,897	2,443,012	15,500		2,427,512	Fee Simple			NAP	NAP	NAP	NAP
Loan	13	32-42 Broadway(2)	10,872,817	12,296,389	365,101	979,245	10,952,043	Fee Simple			City of NY Dept of Consumer Affairs	85,573	07/31/2027	City of NY Board of Elections
Loan	14	27750 Entertainment Drive	1,147,865	2,283,740	19,678	98,388	2,165,675	Fee Simple			Scorpion Enterprises, LP	98,388	11/30/2035	NAP
Loan	15	JW Marriott Nashville(2)	66,104,698	28,345,145	3,777,994		24,567,151	Fee Simple/Leasehold	03/06/2030	Four, 10-year options	NAP	NAP	NAP	NAP
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	27,006,649	8,445,251	1,418,076		7,027,175	Fee Simple			NAP	NAP	NAP	NAP
Loan	17	Medici Office Park	1,262,235	2,016,762	28,680	160,060	1,828,021	Fee Simple			Veterans Administration	32,968	04/30/2024	CenturyLink
Loan	18	5 East 22nd Street	877,063	2,291,228	5,546	95,323	2,190,359	Fee Simple			Proud Parking Corp.	17,579	05/31/2028	TD Bank, N.A.
Loan	19	Cabinetworks Portfolio(2)(36)	171,978	5,560,637	229,334	145,245	5,186,058	Fee Simple
Property	19.001	15535 South State Avenue	105,492	3,410,900	140,674	89,093	3,181,133	Fee Simple			Cabinetworks	937,825	08/31/2040	NAP
Property	19.002	150 Grand Valley Avenue	39,774	1,286,011	53,038	33,591	1,199,382	Fee Simple			Cabinetworks	353,588	08/31/2040	NAP
Property	19.003	16052 Industrial Parkway	26,713	863,726	35,622	22,561	805,543	Fee Simple			Cabinetworks	237,481	08/31/2040	NAP
Loan	20	350 West Broadway	361,430	1,261,705	2,800	81,000	1,177,905	Fee Simple			Amazon Web Services	14,000	12/31/2024	NAP
Loan	21	Maplewood Commons(22)	426,783	1,530,338	4,216	32,976	1,493,147	Fee Simple			Lowe’s (Ground Lease)	131,863	01/31/2025	Massage Envy
Loan	22	Mercury Plaza	371,958	1,277,184	14,070	60,968	1,202,146	Fee Simple			Walmart	41,500	12/31/2034	Marshalls
Loan	23	Pet Food Experts Industrial	35,088	1,134,523	29,595		1,104,928	Fee Simple			Pet Food Experts	197,300	10/01/2035	NAP
Loan	24	Frontier Self Storage	543,971	1,038,586	7,398		1,031,188	Fee Simple			NAP	NAP	NAP	NAP
Loan	25	Arotech-FAAC Portfolio	33,970	1,098,349	18,280		1,080,069	Fee Simple
Property	25.001	781 Avis Drive	14,801	478,564	5,936		472,628	Fee Simple			Arotech Corporation	39,571	09/30/2040	NAP
Property	25.002	5750 East McKellips Road	12,545	405,628	9,689		395,940	Fee Simple			Arotech Corporation	64,590	09/30/2040	NAP
Property	25.003	1229 Oak Valley Drive	6,623	214,157	2,656		211,501	Fee Simple			Arotech Corporation	17,708	09/30/2040	NAP
Loan	26	Storage Solutions Portfolio	597,612	881,224	21,009		860,215	Fee Simple
Property	26.001	Storage Solutions Bourbonnais	204,580	432,721	8,259		424,462	Fee Simple			NAP	NAP	NAP	NAP
Property	26.002	Storage Solutions Limestone	121,637	215,284	5,678		209,606	Fee Simple			NAP	NAP	NAP	NAP
Property	26.003	Storage Solutions Manteno	180,481	161,297	5,062		156,235	Fee Simple			NAP	NAP	NAP	NAP
Property	26.004	Storage Solutions Kankakee	90,915	71,923	2,010		69,913	Fee Simple			NAP	NAP	NAP	NAP
Loan	27	Reladyne Industrial	21,563	697,200	27,680		669,521	Fee Simple			RelaDyne	184,530	03/12/2034	NAP
Loan	28	801 Bedford Avenue	87,593	630,458	4,158	19,387	606,913	Fee Simple			Williamsburg Suites LLC	6,200	09/30/2030	CloseOut Connections
Loan	29	SDC Annex(36)	144,012	502,560	6,622	12,734	483,204	Fee Simple			Knack, LLC	11,504	09/30/2024	ERW Lighting and Controls
Loan	30	CityLine All American Storage	301,712	502,058	8,203	17,500	476,356	Fee Simple			Dept of Juvenile Justice	4,750	06/30/2018	Holtzman Real Estate
Loan	31	200 Centennial Avenue	410,812	568,443	7,600	78,228	482,615	Fee Simple			Techno Comp Inc	10,000	09/30/2024	New World Education
Loan	32	Alief Westwood Self Storage	207,868	415,832	9,738		406,094	Fee Simple			NAP	NAP	NAP	NAP
Loan	33	Prime Storage Palm Desert	222,836	313,627	3,912		309,716	Fee Simple			NAP	NAP	NAP	NAP

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease			Lease			Lease
Loan	ID	Property Name	SF	Expiration(25)	3rd Largest Tenant(25)(26)	SF	Expiration(25)	4th Largest Tenant(23)(24)(25)(26)	SF	Expiration(25)	5th Largest Tenant(24)(25)(26)	SF	Expiration(25)
Loan	1	The Grace Building(2)(35)(36)	154,558	08/31/2030	Israel Discount Bank	142,533	12/31/2040	Bain & Company, Inc.	121,262	02/28/2030	Insight Venture Management LLC	93,998	02/28/2030
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)
Property	2.001	MGM Grand	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.002	Mandalay Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Elo Midtown Office Portfolio(2)
Property	3.001	15 West 47th Street	3,884	01/31/2022	The Del Gatto Luxury Group LLC	3,473	08/31/2025	Gogreen Diamonds Inc.	2,546	12/31/2025	Luxury Time NYC Inc.	2,500	10/31/2025
Property	3.002	48 West 48th Street	5,100	11/30/2026	Ez Estate Llc	4,763	04/30/2022	Intercolor Inc.	4,069	06/30/2021	Sunrise Jewelry Corp	3,973	01/31/2023
Property	3.003	151 West 46th Street	5,000	08/31/2023	City Casting Corp.	5,000	03/31/2022	Artevyl Kiab LLC	5,000	07/31/2029	T. O. Dey Corp	5,000	08/31/2022
Loan	4	Station Park & Station Park West(2)(33)	53,624	07/31/2026	Best Buy	50,455	03/31/2029	Life Engineering	43,145	06/01/2026	Vista Outdoor	35,194	05/31/2026
Loan	5	Rugby Pittsburgh Portfolio(2)
Property	5.001	Foster Plaza	43,716	08/31/2026	L.B. Foster Company	43,627	04/30/2027	Impaqt LLC	24,489	05/31/2024	CBS Radio, Inc	23,661	01/31/2028
Property	5.002	Cherrington Corporate Center	66,713	03/31/2027	Waste Management of PA, Inc.	24,259	07/31/2028	MS Consultants	12,452	10/31/2027	Kinect Energy - ODE Acq	12,088	09/30/2024
Loan	6	Mountain View Village(33)	42,500	06/30/2028	Burlington Coat Factory Warehouse Corporation	40,000	02/28/2029	Michaels Stores	22,843	02/29/2028	Ross Dress for Less	22,004	02/28/2030
Loan	7	4 West 58th Street(2)(36)	10,651	12/31/2030	J2 Enterprises LTD.	6,121	07/31/2028	Northwell Health	5,174	05/31/2030	Union Sq. Dermatology	5,174	03/31/2035
Loan	8	McClellan Business Park(2)(37)	388,784	04/16/2025	Dome Printing	320,000	11/17/2033	McClellan Jet Services	280,839	09/12/2022	Northrop Grumman Systems	267,618	12/31/2021
Loan	9	1088 Sansome	10,907	10/01/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	711 Fifth Avenue(2)(33)(36)	70,972	09/30/2033	Ralph Lauren	38,638	06/30/2029	Loro Piana USA	24,388	08/31/2025	Sandler Capital	17,200	06/30/2027
Loan	11	Amazon Port of Savannah	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	111 Kent Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	32-42 Broadway(2)	52,618	02/06/2022	Magilla Entertainment, LLC	33,106	09/15/2024	Premier Home Health Care Services, Inc.	18,000	01/31/2023	Agudath Israel of America	17,000	01/31/2026
Loan	14	27750 Entertainment Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	JW Marriott Nashville(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Medici Office Park	32,000	10/31/2027	Developmental Pathways Inc	16,500	01/31/2027	Continuum of Colorado Inc	16,500	01/31/2027	GSA - Social Security Administration	15,896	07/31/2028
Loan	18	5 East 22nd Street	3,354	09/30/2029	LensCrafters	2,350	04/30/2029	FedEx Office and Print	1,328	03/31/2024	Paper Source	775	02/28/2025
Loan	19	Cabinetworks Portfolio(2)(36)
Property	19.001	15535 South State Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	19.002	150 Grand Valley Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	19.003	16052 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	350 West Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Maplewood Commons(22)	3,600	05/31/2023	Charter Spectrum	2,950	09/30/2025	GameStop	2,855	01/31/2023	Mercy Urgent Care	2,800	10/31/2028
Loan	22	Mercury Plaza	22,070	03/31/2026	Firestone	8,408	09/30/2022	Long Horn Steakhouse	6,434	04/30/2028	Rack Room Shoes	6,000	07/31/2030
Loan	23	Pet Food Experts Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Frontier Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Arotech-FAAC Portfolio
Property	25.001	781 Avis Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.002	5750 East McKellips Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.003	1229 Oak Valley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Storage Solutions Portfolio
Property	26.001	Storage Solutions Bourbonnais	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.002	Storage Solutions Limestone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.003	Storage Solutions Manteno	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.004	Storage Solutions Kankakee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Reladyne Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	801 Bedford Avenue	4,190	05/31/2029	Morjud LLC (Keter Judaica)	3,300	09/15/2030	Distinctive Creations BF Inc.	3,000	10/31/2029	Ivory Inc.	2,100	05/31/2029
Loan	29	SDC Annex(36)	10,135	02/28/2027	Kolbe Gallery (Finestra Design Inc.)	3,039	12/31/2026	Susan Young Interiors	790	08/31/2022	NAP	NAP	NAP
Loan	30	CityLine All American Storage	3,000	12/31/2024	Arrowhead Clinic	2,400	09/30/2024	Che Carson	2,400	11/12/2020	MT McCartney Insurance	1,500	06/30/2025
Loan	31	200 Centennial Avenue	7,700	07/31/2024	Z K Tecknology	7,660	08/20/2024	Seawin Global LLC	6,400	11/30/2021	Rubin Kaplan & Assoc.	3,770	05/31/2025
Loan	32	Alief Westwood Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Prime Storage Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront
				Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Loan	ID	Property Name	Occupancy(22)(27)	As-of Date	Reserves($)(4)(29)	Reserves ($)(4)(30)(31)(32)	Reserves ($)(29)	Reserves ($)(30)	Reserves ($)(29)	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	Reserves ($)
Loan	1	The Grace Building(2)(35)(36)	94.8%	10/19/2020		Springing	56,172,399	Springing		Springing		Springing		33,543,750
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	71.4%	09/30/2020		Springing				Springing		Springing
Property	2.001	MGM Grand	68.5%	09/30/2020
Property	2.002	Mandalay Bay	74.8%	09/30/2020
Loan	3	Elo Midtown Office Portfolio(2)	95.3%	Various		5,605		28,025		490,582		5,716
Property	3.001	15 West 47th Street	88.1%	11/05/2020
Property	3.002	48 West 48th Street	100.0%	11/03/2020
Property	3.003	151 West 46th Street	100.0%	11/01/2020
Loan	4	Station Park & Station Park West(2)(33)	85.9%	10/01/2020		Springing		Springing		Springing		Springing		4,206,133
Loan	5	Rugby Pittsburgh Portfolio(2)	82.0%	11/01/2020	17,611	17,611	88,055	88,055	976,237	81,353		Springing		4,338,345
Property	5.001	Foster Plaza	77.6%	11/01/2020
Property	5.002	Cherrington Corporate Center	89.8%	11/01/2020
Loan	6	Mountain View Village(33)	77.6%	10/01/2020		Springing		Springing		Springing		Springing		712,926
Loan	7	4 West 58th Street(2)(36)	100.0%	10/01/2020		1,392	7,811,435	13,932	91,175	91,175	4,669	4,669		5,799,156
Loan	8	McClellan Business Park(2)(37)	86.8%	09/15/2020		Springing		Springing		Springing		Springing		6,190,922
Loan	9	1088 Sansome	100.0%	06/30/2020		1,030		Springing		35,954	4,421	1,474
Loan	10	711 Fifth Avenue(2)(33)(36)	76.5%	01/31/2020		Springing		Springing		Springing		Springing		3,048,024
Loan	11	Amazon Port of Savannah	100.0%	12/01/2020		Springing		Springing	137,888	45,963		Springing
Loan	12	111 Kent Avenue	93.5%	11/17/2020		1,292			2,047	2,047	22,000	5,500	6,325
Loan	13	32-42 Broadway(2)	90.5%	09/01/2020		30,425	3,000,000	Springing		393,685		Springing	32,450	131,038
Loan	14	27750 Entertainment Drive	100.0%	12/06/2020		1,640		Springing	110,289	55,144	37,582	5,369
Loan	15	JW Marriott Nashville(2)	44.1%	09/30/2020	1,875,692	Springing				Springing		Springing
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	65.4%	12/31/2019		118,173			333,947	111,316	157,038	31,408	35,000
Loan	17	Medici Office Park	89.0%	09/01/2020		2,716		10,864	172,596	43,149	35,683	7,137	537,123	17,418
Loan	18	5 East 22nd Street	100.0%	08/31/2020		462			50,594	50,594		Springing	4,025	77,681
Loan	19	Cabinetworks Portfolio(2)(36)	100.0%	12/01/2020		Springing		Springing		Springing		Springing
Property	19.001	15535 South State Avenue	100.0%	12/01/2020
Property	19.002	150 Grand Valley Avenue	100.0%	12/01/2020
Property	19.003	16052 Industrial Parkway	100.0%	12/01/2020
Loan	20	350 West Broadway	100.0%	12/01/2020	175	175				23,850	3,981	3,981		400,000
Loan	21	Maplewood Commons(22)	94.9%	09/30/2020		Springing		Springing		Springing		Springing
Loan	22	Mercury Plaza	93.2%	10/01/2020	1,563	1,563	5,081	5,081	17,587	17,587	4,081	4,081		63,475
Loan	23	Pet Food Experts Industrial	100.0%	12/06/2020		Springing		Springing		Springing		Springing
Loan	24	Frontier Self Storage	90.7%	07/31/2020		1,541			30,749	5,227	10,351	1,035
Loan	25	Arotech-FAAC Portfolio	100.0%	12/06/2020		Springing		Springing		Springing		Springing
Property	25.001	781 Avis Drive	100.0%	12/06/2020
Property	25.002	5750 East McKellips Road	100.0%	12/06/2020
Property	25.003	1229 Oak Valley Drive	100.0%	12/06/2020
Loan	26	Storage Solutions Portfolio	96.2%	09/30/2020	200,000	1,751			40,004	13,335		Springing	6,500
Property	26.001	Storage Solutions Bourbonnais	96.5%	09/30/2020
Property	26.002	Storage Solutions Limestone	96.3%	09/30/2020
Property	26.003	Storage Solutions Manteno	96.6%	09/30/2020
Property	26.004	Storage Solutions Kankakee	93.8%	09/30/2020
Loan	27	Reladyne Industrial	100.0%	12/06/2020		Springing		Springing		Springing	8,925	Springing
Loan	28	801 Bedford Avenue	100.0%	11/01/2020		347			19,639	2,806	1,456	728		46,758
Loan	29	SDC Annex(36)	100.0%	08/30/2020		552		1,061	5,313	5,313		Springing	1,850	38,519
Loan	30	CityLine All American Storage	99.1%	10/31/2020		684		729	75,850	5,835		Springing	30,694
Loan	31	200 Centennial Avenue	90.3%	11/17/2020	80,000	603		6,519		13,313	1,919	960	45,500	60,000
Loan	32	Alief Westwood Self Storage	99.4%	10/31/2020		811			2,123	3,263		Springing
Loan	33	Prime Storage Palm Desert	94.1%	10/31/2020		326			10,617	5,309		Springing	36,063

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Other	Debt	Environmental			Franchise
			Other	Reserves	Service	Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Reserves ($)(30)	Description(29)(30)	Reserve	Date	Report Date	PML/SEL (%)	Date	Purpose
Loan	1	The Grace Building(2)(35)(36)		Free Rent Reserve (25,964,569.90); Lobby/Elevator Work Reserve (5,970,240); Parking Rent Shortfall Reserve (1,608,940)		09/22/2020	09/22/2020	NAP	NAP	Refinance
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)				02/11/2020	02/11/2020	NAP		Acquisition
Property	2.001	MGM Grand				02/11/2020	02/11/2020	NAP	NAP
Property	2.002	Mandalay Bay				02/11/2020	02/11/2020	NAP	NAP
Loan	3	Elo Midtown Office Portfolio(2)			2,508,919	Various	Various	NAP		Refinance/Acquisition
Property	3.001	15 West 47th Street				02/27/2020	02/26/2020	NAP	NAP
Property	3.002	48 West 48th Street				10/28/2020	10/28/2020	NAP	NAP
Property	3.003	151 West 46th Street				02/27/2020	02/26/2020	NAP	NAP
Loan	4	Station Park & Station Park West(2)(33)		Gap Rent Reserve (3,958,133); Key Money Reserve (248,000)		3/31/2020; 4/3/2020	03/31/2020	6.0%; 7.0%	08/11/2036	Refinance
Loan	5	Rugby Pittsburgh Portfolio(2)		Free Rent Reserve (2,230,699); Outstanding TI/LC Reserve (1,255,653); Outstanding CapEx Reserve (851,992.82)		11/06/2020	Various	NAP		Refinance
Property	5.001	Foster Plaza				11/06/2020	11/06/2020	NAP	NAP
Property	5.002	Cherrington Corporate Center				11/06/2020	11/09/2020	NAP	NAP
Loan	6	Mountain View Village(33)		Gap Rent Reserve		04/03/2020	03/31/2020	6.0%	NAP	Refinance
Loan	7	4 West 58th Street(2)(36)		Free Rent/Gap Rent Reserve		01/28/2020	01/28/2020	NAP	NAP	Recapitalization
Loan	8	McClellan Business Park(2)(37)		Existing TI/LC Obligations Reserve (5,482,591); Development Agency Loan Reserve (689,613.89); Rent Concession Reserve (18,717)		11/02/2020	09/30/2020	9.0%	NAP	Refinance
Loan	9	1088 Sansome			250,000	11/02/2020	11/02/2020	11.0%	NAP	Refinance
Loan	10	711 Fifth Avenue(2)(33)(36)	Springing	TCO Renewal Reserve (Upfront: 2,000,000); Unfunded Obligations Reserve (Upfront: 1,048,024.18); Downgraded Tenant Reserve (Monthly: Springing)		02/03/2020	01/30/2020	NAP	NAP	Refinance
Loan	11	Amazon Port of Savannah				11/06/2020	10/20/2020	NAP	NAP	Acquisition
Loan	12	111 Kent Avenue				10/30/2020	10/30/2020	NAP	NAP	Acquisition
Loan	13	32-42 Broadway(2)		Unfunded Obligations Reserve	4,062,500	09/03/2020	09/03/2020	NAP	NAP	Refinance
Loan	14	27750 Entertainment Drive				07/09/2020	07/09/2020	8.0%	NAP	Refinance
Loan	15	JW Marriott Nashville(2)			8,831,707	02/25/2020	02/26/2020	NAP	07/01/2048	Refinance
Loan	16	Hotel ZaZa Houston Museum District(2)(37)			2,311,667	01/16/2020	01/16/2020	NAP	10/31/2031	Refinance
Loan	17	Medici Office Park		Community Impact Reserve		11/03/2020	11/03/2020	NAP	NAP	Refinance
Loan	18	5 East 22nd Street		Free Rent Reserve (66,134); Condo Assessment Reserve (11,547)		11/11/2020	11/11/2020	NAP	NAP	Refinance
Loan	19	Cabinetworks Portfolio(2)(36)				07/24/2020	Various	NAP		Acquisition
Property	19.001	15535 South State Avenue				07/24/2020	07/24/2020	NAP	NAP
Property	19.002	150 Grand Valley Avenue				07/24/2020	07/23/2020	NAP	NAP
Property	19.003	16052 Industrial Parkway				07/24/2020	07/24/2020	NAP	NAP
Loan	20	350 West Broadway	Springing	Outstanding TI Reserve (Upfront: 350,000); Condominium Assessments Reserve (Upfront: 50,000; Monthly: Springing)		08/17/2020	08/17/2020	NAP	NAP	Refinance
Loan	21	Maplewood Commons(22)				10/06/2020	10/06/2020	NAP	NAP	Refinance
Loan	22	Mercury Plaza		Outstanding TI/LC Reserve (51,967); Free Rent Reserve (11,508)		10/19/2020	10/19/2020	NAP	NAP	Acquisition
Loan	23	Pet Food Experts Industrial				09/08/2020	09/08/2020	NAP	NAP	Acquisition
Loan	24	Frontier Self Storage				10/01/2020	10/01/2020	10.0%	NAP	Refinance
Loan	25	Arotech-FAAC Portfolio				09/14/2020	Various	NAP		Acquisition
Property	25.001	781 Avis Drive				09/14/2020	08/19/2020	NAP	NAP
Property	25.002	5750 East McKellips Road				09/14/2020	08/13/2020	NAP	NAP
Property	25.003	1229 Oak Valley Drive				09/14/2020	08/19/2020	NAP	NAP
Loan	26	Storage Solutions Portfolio				Various	10/19/2020	NAP		Acquisition
Property	26.001	Storage Solutions Bourbonnais				10/19/2020	10/19/2020	NAP	NAP
Property	26.002	Storage Solutions Limestone				10/20/2020	10/19/2020	NAP	NAP
Property	26.003	Storage Solutions Manteno				10/20/2020	10/19/2020	NAP	NAP
Property	26.004	Storage Solutions Kankakee				10/20/2020	10/19/2020	NAP	NAP
Loan	27	Reladyne Industrial			62,978	08/17/2020	08/17/2020	NAP	NAP	Acquisition
Loan	28	801 Bedford Avenue	7,241	ICAP Tax Reserve (Upfront: 43,446; Semiannual: 7,241); Condo Assessments Reserve (Upfront: 3,312.36)	250,000	10/23/2020	10/22/2020	NAP	NAP	Refinance
Loan	29	SDC Annex(36)		Rent Application Reserve	128,199	11/02/2020	11/02/2020	10.0%	NAP	Refinance
Loan	30	CityLine All American Storage				11/02/2020	11/02/2020	NAP	NAP	Acquisition
Loan	31	200 Centennial Avenue		Certificate of Occupancy Reserve	277,377	03/18/2020	03/18/2020	NAP	NAP	Refinance
Loan	32	Alief Westwood Self Storage			42,437	08/17/2020	08/17/2020	NAP	NAP	Refinance
Loan	33	Prime Storage Palm Desert	Springing	Debt Yield Coverage Cure Reserve		09/18/2020	11/04/2020	15.0%	NAP	Acquisition

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Sponsor(28)	Guarantor(34)	Previous Securitization	Non-Trust Pari Passu Original Balance
Loan	1	The Grace Building(2)(35)(36)	Brookfield Office Properties Inc.; Swig Investment Company, LLC	BOP NYC OP LLC; Swig Investment Company, LLC	GRCE 2014-GRCE	803,000,000
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP		1,559,200,000
Property	2.001	MGM Grand				849,764,000
Property	2.002	Mandalay Bay				709,436,000
Loan	3	Elo Midtown Office Portfolio(2)	Jack Elo	Jack Elo		70,000,000
Property	3.001	15 West 47th Street				35,496,454
Property	3.002	48 West 48th Street			MSBAM 2013-C9	22,588,652
Property	3.003	151 West 46th Street				11,914,894
Loan	4	Station Park & Station Park West(2)(33)	California State Teachers Retirement System; CenterCal, LLC	NAP		58,700,000
Loan	5	Rugby Pittsburgh Portfolio(2)	Rugby Realty	Aaron Stauber; Alan Ades; Daniel Stauber; Maurice Ades; Robert Ades		40,000,000
Property	5.001	Foster Plaza				24,390,915
Property	5.002	Cherrington Corporate Center				15,609,085
Loan	6	Mountain View Village(33)	California State Teachers Retirement System; CenterCal, LLC	NAP
Loan	7	4 West 58th Street(2)(36)	Estate of Sheldon H. Solow	Estate of Sheldon H. Solow		92,500,000
Loan	8	McClellan Business Park(2)(37)	McClellan Business Park, LLC	McClellan Business Park, LLC		325,600,000
Loan	9	1088 Sansome	Angus McCarthy; Michael Moritz	Angus McCarthy; Michael Moritz
Loan	10	711 Fifth Avenue(2)(33)(36)	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund	NAP		515,000,000
Loan	11	Amazon Port of Savannah	Inversiones en Iberia US Holdings LLC; Marcos Martinez Gavica	Marcos Martinez Gavica; Inversiones en Iberia US Holdings LLC
Loan	12	111 Kent Avenue	Fei Ling Wong	Yihai United Development International Corporation; Fei Ling Wong
Loan	13	32-42 Broadway(2)	Eli Schron; Mark Schron; Avi Schron	Eli Schron; Mark Schron; Avi Schron		100,000,000
Loan	14	27750 Entertainment Drive	Rustin Kretz	Rustin Kretz
Loan	15	JW Marriott Nashville(2)	Jacquelyn Soffer	Jacquelyn Soffer		165,000,000
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	Charles S. Givens; Snowmass Creek Capital, L.L.C.	Charles S. Givens; Snowmass Creek Capital, L.L.C.	GSMS 2012-GC6	40,000,000
Loan	17	Medici Office Park	Alexander Topelson; Jorge Topelson	Alexander Topelson; Jorge Topelson
Loan	18	5 East 22nd Street	Jonathan F.P. Rose	Rose Capital LLC
Loan	19	Cabinetworks Portfolio(2)(36)	AG Net Lease IV (Q) Corp.; AG Net Lease IV Corp.; AG Net Lease Realty Fund IV Investments (H-1), L.P.	AG Net Lease IV (Q) Corp.; AG Net Lease IV Corp.; AG Net Lease Realty Fund IV Investments (H-1), L.P.		32,333,000
Property	19.001	15535 South State Avenue				19,834,793
Property	19.002	150 Grand Valley Avenue				7,475,605
Property	19.003	16052 Industrial Parkway				5,022,602
Loan	20	350 West Broadway	Regal Acquisitions	Elyahu Cohen; Joseph Sitt
Loan	21	Maplewood Commons(22)	The Kroenke Group	E. Stanley Kroenke
Loan	22	Mercury Plaza	David Dushey	David Dushey
Loan	23	Pet Food Experts Industrial	New Mountain Net Lease Partners Corporation	New Mountain Net Lease Partners Corporation
Loan	24	Frontier Self Storage	Michael Hamilton	Michael Hamilton
Loan	25	Arotech-FAAC Portfolio	New Mountain Net Lease Partners Corporation	New Mountain Net Lease Partners Corporation
Property	25.001	781 Avis Drive
Property	25.002	5750 East McKellips Road
Property	25.003	1229 Oak Valley Drive
Loan	26	Storage Solutions Portfolio	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	26.001	Storage Solutions Bourbonnais
Property	26.002	Storage Solutions Limestone
Property	26.003	Storage Solutions Manteno
Property	26.004	Storage Solutions Kankakee
Loan	27	Reladyne Industrial	New Mountain Net Lease Partners Corporation	New Mountain Net Lease Partners Corporation
Loan	28	801 Bedford Avenue	Jacob Kohn; Abraham Kohn	Jacob Kohn; Abraham Kohn
Loan	29	SDC Annex(36)	Sean Hashem; Fareed Kanani	Sean Hashem; Fareed Kanani
Loan	30	CityLine All American Storage	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	31	200 Centennial Avenue	Ashok Shah	Ashok Shah
Loan	32	Alief Westwood Self Storage	William E. Bellomy	William E. Bellomy
Loan	33	Prime Storage Palm Desert	Robert Moser	Robert Moser

BMARK 2020-B22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing			Future Debt	Whole Loan	Mezzanine
					Additional Sub Debt			Permitted	Interest	Interest
Loan	ID	Property Name	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description(37)	Existing Mezzanine Debt	Type	Rate	Rate
Loan	1	The Grace Building(2)(35)(36)	803,000,000	803,000,000	367,000,000	B-Note	None	Mezzanine	2.69210%	NAP
Loan	2	MGM Grand & Mandalay Bay(2)(22)(33)(35)(36)	1,559,200,000	1,559,200,000	1,365,800,000	$804,400,000 B-Notes; $561,400,000 C-Notes	None	Mezzanine	3.55800%	NAP
Property	2.001	MGM Grand	849,764,000	849,764,000
Property	2.002	Mandalay Bay	709,436,000	709,436,000
Loan	3	Elo Midtown Office Portfolio(2)	70,000,000	70,000,000		None	None	NAP	3.51000%	NAP
Property	3.001	15 West 47th Street	35,496,454	35,496,454
Property	3.002	48 West 48th Street	22,588,652	22,588,652
Property	3.003	151 West 46th Street	11,914,894	11,914,894
Loan	4	Station Park & Station Park West(2)(33)	58,700,000	58,700,000		None	None	NAP	3.37700%	NAP
Loan	5	Rugby Pittsburgh Portfolio(2)	40,000,000	34,073,604		None	None	NAP	3.39200%	NAP
Property	5.001	Foster Plaza	24,390,915	20,777,160
Property	5.002	Cherrington Corporate Center	15,609,085	13,296,444
Loan	6	Mountain View Village(33)				None	None	NAP		NAP
Loan	7	4 West 58th Street(2)(36)	92,500,000	92,500,000		None	None	Mezzanine	3.68000%	NAP
Loan	8	McClellan Business Park(2)(37)	325,600,000	325,600,000		None	None	NAP	3.30900%	NAP
Loan	9	1088 Sansome				None	None	NAP		NAP
Loan	10	711 Fifth Avenue(2)(33)(36)	515,000,000	515,000,000		None	None	Mezzanine	3.16000%	NAP
Loan	11	Amazon Port of Savannah				None	None	NAP		NAP
Loan	12	111 Kent Avenue				None	None	NAP		NAP
Loan	13	32-42 Broadway(2)	100,000,000	100,000,000		None	None	NAP	3.25000%	NAP
Loan	14	27750 Entertainment Drive				None	None	NAP		NAP
Loan	15	JW Marriott Nashville(2)	165,000,000	165,000,000		None	None	NAP	3.13900%	NAP
Loan	16	Hotel ZaZa Houston Museum District(2)(37)	40,000,000	36,177,455		None	None	NAP	3.80000%	NAP
Loan	17	Medici Office Park				None	None	NAP		NAP
Loan	18	5 East 22nd Street				None	None	NAP		NAP
Loan	19	Cabinetworks Portfolio(2)(36)	32,333,000	28,991,949		None	None	Mezzanine	3.32200%	NAP
Property	19.001	15535 South State Avenue	19,834,793	17,785,213
Property	19.002	150 Grand Valley Avenue	7,475,605	6,703,132
Property	19.003	16052 Industrial Parkway	5,022,602	4,503,604
Loan	20	350 West Broadway				None	None	NAP		NAP
Loan	21	Maplewood Commons(22)				None	None	NAP		NAP
Loan	22	Mercury Plaza				None	None	NAP		NAP
Loan	23	Pet Food Experts Industrial				None	None	NAP		NAP
Loan	24	Frontier Self Storage				None	None	NAP		NAP
Loan	25	Arotech-FAAC Portfolio				None	None	NAP		NAP
Property	25.001	781 Avis Drive
Property	25.002	5750 East McKellips Road
Property	25.003	1229 Oak Valley Drive
Loan	26	Storage Solutions Portfolio				None	None	NAP		NAP
Property	26.001	Storage Solutions Bourbonnais
Property	26.002	Storage Solutions Limestone
Property	26.003	Storage Solutions Manteno
Property	26.004	Storage Solutions Kankakee
Loan	27	Reladyne Industrial				None	None	NAP		NAP
Loan	28	801 Bedford Avenue				None	None	NAP		NAP
Loan	29	SDC Annex(36)				None	None	Mezzanine		NAP
Loan	30	CityLine All American Storage				None	None	NAP		NAP
Loan	31	200 Centennial Avenue				None	None	NAP		NAP
Loan	32	Alief Westwood Self Storage				None	None	NAP		NAP
Loan	33	Prime Storage Palm Desert				None	None	NAP		NAP

BMARK 2020-B22

FOOTNOTES TO ANNEX A-1

(1) GACC—German American Capital Corporation or one of its affiliates; GSMC—Goldman Sachs, Mortgage Company or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)	Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
	1	JPMCB/GACC	The Grace Building	$80,000,000	$803,000,000	No	Grace Trust 2020-GRCE (Wells Fargo)
	2	CREFI/GACC	MGM Grand & Mandalay Bay	$75,000,000	$1,559,200,000	No	KeyBank (BX 2020-VIVA)
	3	CREFI	Elo Midtown Office Portfolio	$71,000,000	$70,000,000	Yes	Midland (BMARK 2020-B22)
	4	JPMCB	Station Park & Station Park West	$60,000,000	$58,700,000	Yes	Midland (BMARK 2020-B22)
	5	JPMCB	Rugby Pittsburgh Portfolio	$50,000,000	$40,000,000	Yes	Midland (BMARK 2020-B22)
	7	JPMCB	4 West 58th Street	$32,500,000	$92,500,000	No	Midland (Benchmark 2020-B20)
	8	GSMC	McClellan Business Park	$32,400,000	$325,600,000	No	Wells Fargo (BANK 2020-BNK30)
	10	GSMC	711 Fifth Avenue	$30,000,000	$515,000,000	No	Wells Fargo (GSMS 2020-GC47)
	13	CREFI	32-42 Broadway	$25,000,000	$100,000,000	No	Midland Loan Services (Benchmark 2020-B21)
	15	GSMC	JW Marriott Nashville	$20,000,000	$165,000,000	No	Servicing Shift
	16	CREFI	Hotel ZaZa Houston Museum District	$20,000,000	$40,000,000	No	Servicing Shift
	19	GSMC	Cabinetworks Portfolio	$15,000,000	$32,333,000	No	Servicing Shift

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount for such Mortgaged Property.

● Loan No. 2 – MGM Grand & Mandalay Bay
● Loan No. 3 – Elo Midtown Office Portfolio
● Loan No. 5 – Rugby Pittsburgh Portfolio
● Loan No. 19 – Cabinetworks Portfolio
● Loan No. 25 – Arotech-FAAC Portfolio
● Loan No. 26 – Storage Solutions Portfolio

(4)	Loan No. 16 – Hotel ZaZa Houston Museum District - The Hotel ZaZa Houston Museum District loan was recently modified to create a $2,311,667 debt service reserve by converting approximately $945,384 in existing FF&E reserves as well as a $1,248,110 new cash contribution by the sponsor, and an additional deposit to be received from the borrower on the monthly payment date occurring in January 2021 of $118,173. The debt service reserve will only be released upon the Hotel ZaZa Houston Museum District property achieving a 9.5% net cash flow debt yield on a trailing 12 month basis for two consecutive quarters, with approximately $1.16 million being allocated back to FF&E reserve and approximately $1.16 million being remitted back to the borrower. The FF&E reserve monthly deposits will be waived for the 2021 calendar year, after which the FF&E reserve will follow the step-up structure of 2.50% in 2022, 3.25% in 2023, and 4.00% in 2024 and thereafter. Lastly, the debt yield cash management trigger will be temporarily waived until January 2023, however, cash management will still be enforced if an event of default occurs.

(5)			Hotel/Multifamily			Retail			Office			Industrial
	Loan No.	Property Name	NRA (sq. ft.)	Occ.	% of UW Base Rent	NRA (sq. ft.)	Occ.	% of UW Base Rent	NRA (sq. ft.)	Occ.	% of UW Base Rent	NRA (sq. ft)	Occ.	% of UW Base Rent
	4	Station Park & Station Park Wesf(1)	108 (hotel rooms)	62.4%	(1)	796,839	82.4%	71.6%	198,464	100.0%	28.4%
	7	4 West 58th Street				19,987	100.0%	52.9%	63,640	100.0%	47.1%
	8	McClellan Business Park(2)	157,254	71.8%	5.0%	103,291	93.8%	2.5%	1,020,349	72.5%	31.8%	5,641,470	89.6%	60.8%
	10	711 Fifth Avenue				53,798	98.4%	78.5%	286,226	72.3%	21.5%

(1) The Station Park hotel income is underwritten at $119,039 or 0.5% of Effective Gross Income. (2) There is also 3,120 sq. ft. of yard space which is 100.0% occupied.

Loan No. 2 – MGM Grand & Mandalay Bay – With respect to the MGM Grand & Mandalay Bay Mortgage Loan, each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending September 30, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 34.0% of the U/W revenues were from hotel rooms, approximately 26.5% of the U/W revenues were from food and beverage sales, approximately 17.5% of the U/W revenues were from gaming, and approximately 22.0% of the U/W revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 27.0% of the U/W revenues were from hotel rooms, approximately 23.1% of the U/W revenues were from food and beverage sales, approximately 26.9% of the U/W revenues were from gaming, and approximately 23.1% of the U/W revenues were from other sources.

Loan No. 5 – Rugby Pittsburgh Portfolio – Approximately 2.3% of the Mortgaged Property is retail and approximately 0.5% of the Mortgaged Property is storage

Loan No. 9 – 1088 Sansome – The Mortgaged Property includes 10,907 sq. ft. of wine storage and retail space, constituting approximately 17.6% of the net rentable area at the Mortgaged Property.

Loan No. 30 – CityLine All American Storage – Approximately 76.1% of NRA and 70.8% of U/W Base Rent can be attributed to the self storage component of the CityLine All American Storage Mortgaged Property. Additionally, approximately 23.9% of NRA and 29.2% of U/W Base Rent can be attributed to the office component of the CityLine All American Storage Mortgaged Property.

Loan No. 32 – Alief Westwood Self Storage – The Mortgaged Property is comprised of 194 self storage units (64,918 sq. ft., 71.9% of NRA, 85.7% of U/W Base Rent) and 84 parking spaces (25,360 sq. ft., 28.1% of NRA, 14.3% of U/W Base Rent).

(6)	Loan No. 2 – MGM Grand & Mandalay Bay – The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined in the related loan agreement) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the applicable note(s) comprising a portion of the MGM Grand & Mandalay Bay Whole Loan in the manner set forth in the MGM Grand & Mandalay Bay Whole Loan documents, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan in the manner set forth in the MGM Grand & Mandalay Bay Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)” in this Preliminary Prospectus.

(7)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub–servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A–1, the definition of Administrative Fee Rate as it relates to any Non–Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub–servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non–Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non–Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

(8)	Loan No. 3 – Elo Midtown Office Portfolio – Under the terms of the related Mortgage Loan documents, the first due date is February 6, 2021, the Original Interest Only Period and the Remaining Interest Only Period are each 120 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD are each 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed January 2021 payment date, such Mortgage Loan is being treated as having a first payment date on January 6, 2021, an –Original Interest Only Period and – Remaining Interest Only Period of 121 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan Nos. 5, 11, and 21 – Rugby Pittsburgh Portfolio, Amazon Port of Savannah, and Maplewood Commons – In each case, under the terms of the related Mortgage Loan documents, the first payment date is the Payment Date in February 2021, and the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Original Amortization Term, or Remaining Amortization Term, as applicable, is 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed January 2021 payment date such Mortgage Loan is being treated as having a first payment date on the due date in January 2021, and an the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Original Amortization Term, or Remaining Amortization Term, as applicable, of 121 months.

Loan Nos. 9, 23, 24, 27, and 32 – 1088 Sansome, Pet Food Experts Industrial, Frontier Self Storage, Reladyne Industrial, and Alief Westwood Self Storage – In each case, on the Closing Date, the Mortgage Loan Seller is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the whole loan at the related net mortgage rate, and each of the First Payment Date, Original Term to Maturity or ARD and Remaining Term to Maturity or ARD reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is February 6, 2021 with a loan term of 120 months.

Loan No. 17 – Medici Office Park – Under the terms of the related Mortgage Loan documents, the first payment date is February 6, 2021, the Original Interest Only Period and Remaining Interest Only Period are each 0 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD are each 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related interest rate with respect to a January 2021 payment date, such Mortgage Loan is being treated as having a first payment date on January 6, 2021, an Original Interest Only Period and Remaining Interest Only Period of 1 month, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 33 – Prime Storage Palm Desert – Under the terms of the related Mortgage Loan documents, the first due date is February 6, 2021, the Original Interest Only Period and the Remaining Interest Only Period is 60 months, and the Original

Term to Maturity or ARD and Remaining Term to Maturity or ARD is 60 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed January 2021 payment date, such Mortgage Loan is being treated as having a first payment date on January 6, 2021, an –Original Interest Only Period and – Remaining Interest Only Period of 61 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 61 months.

(9)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12–month period following the Cut–off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(10)	“Hard” generally means each tenant is required to transfer its rent directly to the lender–controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over–the–counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.
“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

(11)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(12)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut–off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.
● Loan No. 1 – The Grace Building
● Loan No. 2 – MGM Grand & Mandalay Bay

(13)	Loan No. 1 – The Grace Building – The Underwritten NOI is more than 10% higher than the Most Recent NOI ($) because of recent turnovers of some of the largest tenant spaces, including four of the five largest tenants moving out between 2016 and 2018.

Loan No. 2 – MGM Grand & Mandalay Bay – The increase from Most Recent NOI ($) to Underwritten NOI ($) is a result of the temporary closure of the MGM Grand & Mandalay Bay Properties due to COVID-19. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things.

Loan No. 3 – Elo Midtown Office Portfolio – The increase from Most Recent NOI ($) to Underwritten NOI ($) can be attributed to the rent deferments given to tenants at the 48 West 48th Street and 151 West 46th Street properties by the borrower sponsor that were not required to be repaid, contractual rent steps, and potential income from vacant space. Historical Net Operating Income is in-line with Underwritten Net Operating Income.

Loan No. 5 – Rugby Pittsburgh Portfolio – The borrower provided financials only with respect to the portfolio in the aggregate and not with respect to the individual portfolio properties.

Loan No. 8 – McClellan Business Park – The increase from the Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to (i) contractual rent steps through October 2021 and the straight line average of contractual rent step increments over the lease term for investment grade tenants, (ii) increase in rental rates on rolling leases, (iii) occupancy increases, including the lease up to Amazon.com of a newly built 400,000 SF last mile distribution center and (iv) a management fee cap at $1,000,000.

Loan No. 14 – 27750 Entertainment Drive – The increase from the Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the newly signed fully net lease by Scorpion Enterprises, LP.

Loan No. 15 – JW Marriott Nashville – The increase from the Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to underwriting stabilized hotel operations pre-COVID-19 as of the trailing 12-month period ending on January 31, 2020. The latest trailing 12-month period ending on September 30, 2020 reflects the months heavily impacted by COVID-19. Additionally, the borrower sponsor has posted an 18-month debt service reserve equal to $8,831,707, which will be applied to monthly debt service payments through March 2022.

Loan No. 16 – Hotel ZaZa Houston Museum District – The increase from the Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the impact of COVID-19 pandemic on the Mortgaged Property.

Loan No. 29 – SDC Annex – the increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new recent leasing in 2019 and 2020.

Loan No. 31 – 200 Centennial Avenue – The increase from Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to contractual rent steps and potential income from vacant space.

(14)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A–1 to this Preliminary Prospectus.

Loan No. 22 – Mercury Plaza – The Grace Period of five days is applicable only to the Monthly Debt Service ($) and not to the payment due on the Final Maturity Date.

(15)	In certain cases, in addition to an “as–is” value, the appraisal states an “as complete”, “as–stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A–1 is the “as–is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut–off Date LTV Ratio was calculated using the related “as complete”, “as–stabilized” or “hypothetical” Appraised Values, as opposed to the “as–is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan LTV Ratio at Maturity (“As-Is”)	Appraised Value (“As-Is”)
801 Bedford Avenue(1)	0-9%	57.0%	57.0%	$12,500,000	57.9%	57.9%	$12,300,000

(1) The Appraised Value (Other Than “As-Is”) reflects the As Stabilized appraised value of the 801 Bedford Avenue Mortgaged Property, which assumes stabilized operations at the Mortgaged Property as of December 1, 2020.

In addition, with respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.2%), the Appraised Value of $4,600,000,000 represents the “As Is Real Property” value solely with respect to the real property at the MGM Grand & Mandalay Bay Mortgaged Properties attributable to the Mortgaged Properties and excludes personal property and intangible property. The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The aggregate appraised value when including such personal property and intangible property is $7,352,600,000. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the master lease); and provided that the FF&E is only transferred to the borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM Tenant thereunder) in favor of the borrowers, and such security interest was collaterally assigned by the borrowers to the lender.

(16)	Loan No. 4 – Station Park & Station Park West – The borrower is the ground lessor to ground leases with a number of small tenants, including Wendy’s.

Loan No. 21 – Maplewood Commons – The borrower is the ground lessor to a ground lease with the Largest Tenant, Lowe’s.

(17)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock–out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means for x payments may be either defeased or prepaid with the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

“YM0.5(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 0.5% of the amount prepaid.

“DorYM0.5(x)” means for x payments may be either defeased or prepaid with the greater of a yield maintenance charge and 0.5% of the amount prepaid.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

Loan No. 33 – Prime Storage Palm Desert – Robert Morgan, a former business partner of the nonrecourse carve-out guarantor, and who is unrelated to the Prime Storage Palm Desert Mortgage Loan, was previously indicted for allegations of mortgage fraud and maintaining a Ponzi scheme. The indictment contained no reference to the nonrecourse carve-out guarantor. The related Prime Storage Palm Desert Mortgage Loan documents provide that, if at any time prior to the commencement of the open period the nonrecourse carve-out guarantor is indicted for any actions or omissions in connection with, related to, or arising from any relationship or transactions with, or matters arising from the investigations and prosecution of, Robert Morgan or any affiliates or persons acting under Robert Morgan’s control, and such indictment is not dismissed with prejudice within 60 days, then the related borrower will be required to prepay the Mortgage Loan in full with yield maintenance within 60 days.

(18)	Loan No. 1 – The Grace Building – The lockout period will be 24 payments beginning with and including the first payment date of January 6, 2021. The borrower may defease the Whole Loan after the earlier to occur of (a) the date that is two years from the securitization of the last note to be securitized or (b) three years after the Origination Date (the “Defeasance Lockout Expiration Date”). In addition, the borrower may prepay the Whole Loan, in whole but not in part, on a business day on or after the Defeasance Lockout Expiration Date, with the payment of a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of such prepayment date. The assumed lockout period of 24 payments is based on the expected Benchmark 2020-B22 securitization closing date in December 2020. The actual lockout period may be longer.

Loan No. 2 – MGM Grand & Mandalay Bay – The defeasance lockout period will be at least 33 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release or a Default Release (as defined in the Preliminary Prospectus). The assumed lockout period of 33 payment dates is based on the expected Benchmark 2020–B22 securitization closing date in December 2020. The actual lockout period may be longer.

Loan No. 4 – Station Park & Station Park West – The  lockout period will be at least 24 payments beginning with and including the first payment date of January 5, 2021. The borrowers have the option to defease the Station Park Whole Loan, in whole, at any time after the second anniversary of the securitization closing date of the last note to be securitized. The Station Park Whole Loan may be prepaid in whole or in part at any time on or after January 5, 2023, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2030. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2020-B22 securitization in December 2020. The actual lockout period may be longer.

Loan No. 5 – Rugby Pittsburgh Portfolio – The lockout period will be at least 24 payments beginning with and including the adjusted first payment date of January 1, 2021. The actual first payment date is February 1, 2021. The borrowers have the option to (a) defease the Whole Loan on the date that is two years from the securitization of the last note to be securitized (the “Permitted Defeasance Date”) or (b) prepay the Whole Loan with the payment of a yield maintenance premium on January 1, 2024, if the Permitted Defeasance Date has not occurred. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2020-B22 securitization in December 2020. The actual lockout period may be longer.

Loan No. 8 – McClellan Business Park – Yield Maintenance of the full $358 million McClellan Business Park Whole Loan is permitted at any time. In addition, defeasance of the full McClellan Business Park Whole Loan is permitted at any time after the defeasance lockout period, which date is the earlier to occur of (a) January 11, 2024 and (b) the second anniversary of the closing date of the securitization which includes the last pari passu note to be securitized. The assumed defeasance lockout period of 24 payment dates is based on the expected Benchmark 2020-B22 securitization closing date in December 2020. The actual lockout period may be longer.

Loan No. 10 – 711 Fifth Avenue – The lockout period will be at least 33 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the 711 Fifth Avenue Whole Loan in full (or in part to cure a debt yield trigger event) is permitted after the date that is the earlier to occur of (i) March 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 33 payments is based on the expected Benchmark 2020-B22 securitization closing date in December 2020. The actual lockout period may be longer.

Loan No. 15 – JW Marriott Nashville – The lockout period will be at least 33 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the JW Marriott Nashville Whole Loan in full is permitted after the date that is the earlier to occur of (i) March 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 33 payments is based on the expected Benchmark 2020-B22 securitization closing date in December 2020. The actual lockout period may be longer.

Loan No. 19 – Cabinetworks Portfolio – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2020. Defeasance of the Cabinetworks Portfolio Whole Loan in full is permitted after the date that is the earlier to occur of (i) October 26, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, after the lockout period, the Cabinetworks Portfolio Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The assumed lockout period of 25 payments is based on the expected Benchmark 2020-B22 securitization closing date in December 2020. The actual lockout period may be longer.

(19)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool —Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus for the terms of the releases.

● Loan No. 2 – MGM Grand & Mandalay Bay
● Loan No. 5 – Rugby Pittsburgh Portfolio
● Loan No. 8 – McClellan Business Park
● Loan No. 19 – Cabinetworks Portfolio
● Loan No. 25 – Arotech-FAAC Portfolio
● Loan No. 26 – Storage Solutions Portfolio
● Loan No. 30 – CityLine All American Storage

Loan No. 23 — Pet Food Experts Industrial and Loan No. 27 – Reladyne Industrial—If an event of default is continuing under such Mortgage Loan, the lender has delivered notice to the borrower or commenced exercising remedies with respect to such event of default, the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default and borrower has been unable to effect a cure of such event of default, the borrower may prepay such Mortgage Loan in full, together with the applicable prepayment fee (and obtain a release of the related Mortgaged Property), prior to the expiration of the lockout period.

(20)	Loan No. 4 – Station Park & Station Park West – The hotel portion of the Mortgaged Property occupied by Hyatt Place is subject to an operating lease between Station Park Centercal Owner, LLC, as lessor, and Station Park Hotel Centercal Owner, LLC, as lessee under such operating lease.

(21)	Loan No. 15 – JW Marriott Nashville – The Mortgaged Properties consists, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests.

Loan No. 20 – 350 West Broadway – The Mortgaged Property is secured by an interest in a retail condominium unit, which is part of a fractured mixed-use regime comprised of eight units, seven of which are residential, and the remaining one is the Mortgaged Property. The borrower owns approximately 30% of the condominium regime and does not have control over the board of the condominium. The board is comprised of three directors, one of which is appointed by the borrower. The borrower has certain consent rights with respect to amendments to the declaration, including with respect to “Common Interest appurtenant to each Unit”. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the Preliminary Prospectus for additional information.

(22)	Loan No. 2 – MGM Grand & Mandalay Bay – Under the Master Lease, the MGM tenant is required to pay to the MGM Grand & Mandalay Bay borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, the MGM tenant will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five–year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Mortgaged Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. The Mortgaged Properties were acquired in a sale-leaseback transaction.

Loan No. 21 – Maplewood Commons – The leases for all of the tenants at the Mortgaged Property expire prior to the maturity date of the Mortgage Loan. The related Mortgage Loan documents permit the Guarantor to enter into a master lease with the borrower for any vacant space for purposes of curing a cash sweep period caused by the debt service coverage ratio (as calculated in the Mortgage Loan documents and based on the trailing six month period) falling below 1.40x. The Mortgage Loan documents require the master lease to (i) have a term of 10 years, (ii) have comparable terms to other arms’ length leases in the market and (iii) provide for a rental rate that, when added to other rents and revenues from the Mortgaged Property (including pursuant to any master lease), would cause the debt service coverage ratio threshold to be satisfied. The Guarantor, as the tenant under such master lease, is not required to pay rent under the master lease, and the lender is required to assume that rent has been paid unless a cash sweep period is in effect or the debt service coverage ratio (excluding all rents from the master lease) on the trailing six month period is equal to less than 1.05x.

(23)	Loan No. 8 – McClellan Business Park – two tenants, McClellan Jet Services and McClellan RV Storage, LLC, collectively leasing approximately 7.6% of the net rentable area at the Mortgaged Property, are affiliates of the related borrower.

(24)	Loan No. 3 – Elo Midtown Portfolio – Ultimate Jewelry leases 1,768 sq. ft. expiring on October 31, 2025. Diamond Services leases 2,163 sq. ft. expiring on January 31, 2022 and 1,721 sq. ft. expiring on December 31, 2022.

Loan No. 7 – 4 West 58th Street – The Largest Tenant, The Neiman Marcus Group LLC. (“Neiman Marcus”), filed bankruptcy under Chapter 11 of the Bankruptcy Code on May 7, 2020. On June 6, 2020, Neiman Marcus filed its plan of reorganization and disclosure statement, which was approved by the bankruptcy court on July 30, 2020. On September 25, 2020, Neiman Marcus emerged from bankruptcy. Neiman Marcus has elected to assume its lease at the Mortgaged Property. See “Description of the Mortgage Pool–Litigation and Other Considerations” in this Preliminary Prospectus for additional information.

Loan No. 8 – McClellan Business Park – The 5th Largest Tenant, Northrop Grumman Systems, leases 254,511 sq. ft. with a lease expiration date of December 31, 2021, 8,250 sq. ft. with a lease expiration date of November 30, 2022 and 4,857 sq. ft. with a lease expiration date of July 31, 2022.

Loan No. 17 – Medici Office Park – The Largest Tenant, Veterans Administration, leases 29,080 sq. ft. with a lease expiration date of April 30, 2024 and 3,888 sq. ft. with a lease expiration date of December 31, 2031.

Loan No. 30 – CityLine All American Storage – Two tenants at the related Mortgaged Property, Dept of Juvenile Justice and Che Carson, have lease expiration dates prior to the Closing Date. The borrower sponsor is in negotiations with Dept of Juvenile Justice on extending their lease at the related Mortgaged Property and the tenant is in occupancy and paying rent. Che Carson is expected to vacate from the related Mortgaged Property. The lender escrowed approximately five years of U/W base rent with respect to the expected lease expirations for Dept of Juvenile Justice and Che Carson.

(25)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 1 – The Grace Building – The 2nd Largest Tenant at the related Mortgaged Property, The Trade Desk, has the right to terminate its lease (i) solely as to the 26th and 27th floors of the Mortgaged Property if the commencement date of its lease does not occur for such spaces by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate) and (ii) solely as to either or both of the 26th and 27th floors of the Mortgaged Property, consisting of a portion of its leased space (the “Trade Desk Additional Premises”), effective as of the last day of the month in which the seventh anniversary of the commencement date for the Trade Desk Additional Premises occurs and with the payment of a termination fee. The 3rd Largest Tenant at the related Mortgaged Property, Israel Discount Bank, has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with not less than 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at the tenant’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with not less than 15 months’ prior written notice.

Loan No. 3 – Elo Midtown Portfolio (15 West 47th Street) – The Largest Tenant at the related Mortgaged Property, Avi & Co. Ny Corp., has the option to terminate its lease no earlier than August 31, 2022, with 120 days’ written notice to the landlord. Avi & Co. Ny Corp. will be required to pay a termination fee equal to the sum of $27,081.30.

Loan No. 3 – Elo Midtown Portfolio (15 West 47th Street) – The Fourth Largest Tenant at the related Mortgaged Property, Gogreen Diamonds Inc., has the option to terminate its lease no earlier than December 31, 2022.

Loan No. 4 – Station Park & Station Park West – The 5th Largest Tenant at the related Mortgaged Property, Vista Outdoor, has a continuing option to terminate its lease with respect to all or a portion of its premises on and after June 1, 2023, with at least a nine months’ prior written notice and the payment of a termination fee.

Loan No. 5 – Rugby Pittsburgh Portfolio – Cherrington Corporate Center – The Largest Tenant at the related Mortgaged Property, Chevron USA, has a one-time option to terminate its lease with respect to either (i) the entirety of its premises or (ii) one or more contiguous floors out of its premises effective as of August 31, 2023, with at least a 12-month notice and the payment of a termination fee. The 2nd Largest Tenant, Mortgage Connect has the right to terminate its lease with respect to the first floor, totaling 8,327 sq. ft. upon 120 days’ notice and the payment of a termination fee with such termination to be effective as of i) April 30, 2025 or ii) April 30, 2026. The 3rd Largest Tenant, Waste Management of PA, Inc. has a one-time option to terminate its lease effective as of August 1, 2023, with a 12-month written notice and the payment of a termination fee.

Loan No. 5 – Rugby Pittsburgh Portfolio – Foster Plaza – The 2nd Largest Tenant at the related Mortgaged Property, Wexford Health Sources, Inc. has a one-time option to terminate its lease with respect to either (i) a portion of its second floor premises consisting of 5,000 rentable square feet, or (ii) the entirety of its second floor premises (as elected, the “Termination Premises”), effective as of either (x) February 28, 2022; or (y) February 28, 2023 (as applicable, the “Early Termination Date”), with a written notice by not later than August 31, 2021, or August 31, 2022, respectively, and the payment of a termination fee.

Loan No. 8 – McClellan Business Park – The 4th Largest Tenant at the Mortgaged Property, McClellan Jet Services, has the right to terminate its lease with respect to a portion of its space (1,373 sq. ft.) effective at any time after November 30, 2023 with 30 days’ notice. The 5th Largest Tenant, Northrop Grumman Systems has the right to terminate a portion of its space (4,857 sq. ft.) with notice to the landlord and payment of a termination fee.

Loan No. 13 – 32-42 Broadway – The Largest Tenant at the related Mortgaged Property, City of NY Dept of Consumer Affairs has the following termination rights: (i) with respect to 75,264 rentable sq. ft., shall have the one-time right to terminate its lease in whole or in part on full floor or full floors basis, effective on either October 14, 2023 or October 14, 2026 upon 12 months written notice; (ii) with respect to 5,245 rentable sq. ft., the one-time right to terminate its lease effective on either August 25, 2020 or August 25, 2023 upon 12 months written notice; and, (iii) with respect to 4,781 rentable sq. ft., the one-time right to terminate its lease, subject to certain conditions, effective on either January 1, 2023 or January 1, 2026 upon 12 months written notice. For (i) and (ii), The City of NY Dept of Consumer Affairs must pay a termination fee equal to the unamortized rent value of the abatement period and the total cost of the work. For (iii), City of NY Dept of Consumer Affairs must reimburse the landlord for the unamortized portion for any broker’s commission paid to the landlord’s leasing agent.

Loan No. 17 – Medici Office Park – The 5th Largest Tenant at the related Mortgaged Property, GSA - Social Security Administration, has the right to terminate its lease at any time after November 1, 2020 with 90 days’ notice.

Loan No. 18 – 5 East 22nd Street – The Largest Tenant at the related Mortgaged Property, Proud Parking Corp., has the option to terminate its lease if a government authority requires repairs exceeding two months base rent during the last two years of the term.

(26)	The following major tenants (listed on Annex A–1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – Station Park & Station Park West – Pursuant to a sublease (the “Sublease”) executed on December 1, 2020, between Life Engineering, the 4th Largest Tenant at the Mortgaged Property, as subtenant, and Pluralsight, LLC, the current prime tenant whose lease expires on February 28, 2021, Life Engineering is subleasing its space from Pluralsight through February 28, 2021. According to the borrower, Life Engineering is in occupancy of a portion of the space under the Sublease. Life Engineering has executed a lease and will become a direct tenant under the new lease (the “New Lease”). The rent commencement date with respect to the New Lease will occur 90 days following delivery of the related space, which is anticipated to be on or before March 1, 2021. The 5th Largest Tenant, Vista Outdoor (“Vista”) has entered into a sublease of its entire space with El Morro Holdings, Inc. (“El Morro”), as the subtenant. Pursuant to the sublease, upon a natural expiration of or an earlier termination of Vista’s current lease (the “Prime Lease”), the Prime Lease would be assigned over to El Morro, upon which event the term of the Prime Lease would be extended to May 31, 2028.

Loan No. 10 – 711 Fifth Avenue – According to a media report, the 3rd Largest Tenant, Ralph Lauren, has agreed to sublease its entire space to Mango, a Spanish retail chain, for $5 million per year. Pursuant to the terms of the lease and the loan documents, the tenant may not sublease the space to an unaffiliated third party without the consent of the borrower and the lender (in each case, which consent may not be unreasonably withheld, conditioned or delayed). It is not expected that any such sublease arrangement will relieve the Ralph Lauren tenant of its obligations under the lease (including the obligation to pay rent). We cannot assure you that such sublease will be executed or approved.

Loan No. 25 – Arotech-FAAC Portfolio – The sole tenant at the related Mortgaged Property, Arotech Corporation, has sublet approximately 7,000 sq. ft. of its space at the 781 Avis Drive Mortgaged Property to Hands Across the Water, which has fewer than four years remaining on the sublease. According to the borrower, Arotech Corporation is anticipated to absorb the space upon expiration of the sublease.

(27)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants shown in Annex A–1 have signed leases but may or may not be open for business as of the Cut–off Date.

Loan No. 4 – Station Park & Station Park West – The 4th Largest Tenant at the related Mortgaged Property, Life Engineering, has signed its lease but has not taken occupancy of its space or commenced paying rent. The lease commences in March 2021 and the tenant has three months of free rent.

Loan No. 5 – Rugby Pittsburgh Portfolio – Cherrington Corporate Center – The 2nd Largest Tenant at the related Mortgaged Property, Mortgage Connect, benefits from rent abatements with respect to at least a portion of its premises through March 2022 in the total contractual amount of $1,260,196. The borrower has reserved for the full amount of the contractual rent abatement.

Loan No. 7 – 4 West 58th Street – The Largest Tenant, 2nd Largest Tenant, 4th Largest Tenant, and 5th Largest Tenant at the related Mortgaged Property, Neiman Marcus Group LLC., Netflix Inc., Northwell Health, and Union Sq. Dermatology, respectively, at the mortgaged property, have free rent or vacancy periods from March 2020 through, in certain cases, December 2020. At loan origination, the borrower reserved an aggregate amount of $5,799,156 to cover all vacancies, gap rent, prepaid rent, outstanding free rent concessions and rent abatements under the related leases. The 2nd Largest Tenant at the related Mortgaged Property, Netflix Inc., is expected to commence paying rent on March 1, 2021. The 4th Largest Tenant at the related Mortgaged Property, Northwell Health, was expected to take occupancy of its space at the Mortgaged Property in September 2020 and to commence paying rent in November 2020. The borrower has not confirmed whether the tenant has taken occupancy; however, the November accounts receivable report did not indicate that the tenant had not paid rent.

Loan No. 10 – 711 Fifth Avenue – The 3rd Largest Tenant at the related Mortgaged Property, Ralph Lauren, representing approximately 11.4% of the net rentable area, is dark with respect to 31,202 sq. ft. of its space. The tenant continues to operate the 7,436 sq. ft. Polo Bar, which is open for takeout and delivery, at the related Mortgaged Property. If the borrower believes the tenant has ceased retail operations in all of the premises under the related lease, the borrower may give notice thereof to the tenant. Within 30 days after the borrower gives such notice, the tenant must notify the borrower whether the tenant intends to cease retail operations at the premises. If the tenant notifies the borrower of its intent to cease such retail operations, the borrower has the right to terminate the lease.

Loan No. 29 -- SDC Annex -- the largest tenant, Knack, which leases 45.2% of the net rentable area, has free rent in January and February of 2021, which have been reserved for.

(28)	Loan No. 1 – The Grace Building – The Largest Tenant, Bank of America, N.A., is one of the originating lenders of the Whole Loan.

(29)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 10 – 711 Fifth Avenue – The borrower funded $2,000,000 at origination for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the borrower.

Loan No. 16 – Hotel ZaZa Houston Museum District – The borrowers were required at loan origination to deposit $2,311,667.00 (the “Minimum Balance”) into the Upfront Other Reserves ($) (amount so deposited referred to as “Debt Service Reserve Funds”), consists of (i) a transfer on December 9, 2020 of $945,384.00 previously deposited by the borrower into the FF&E Reserve, (ii) an additional deposit from borrower on December 9, 2020 of $1,248,110.00, and (iii) an additional deposit from the borrower on the monthly payment date occurring in January, 2021 of $118,173.00). Provided no event of default has occurred and is continuing, upon written request from the borrower at any time following the date upon which the net cash flow debt yield is equal to or greater than 9.50% for two consecutive calendar quarters, the lender shall disburse the Debt Service Reserve funds as follows: (i) $1,155,833.50 shall be deposited into the FF&E Reserve and held and applied in accordance with the Hotel ZaZa Houston Museum District Loan documents, and (ii) $1,155,833.50 plus any accrued interest on the Debt Service Reserve shall be disbursed to borrower.

Loan No. 30 – CityLine All American Storage – On the loan origination date, the borrower was required to deposit $460,000 (the “Free Rent Reserve”) into the Upfront Other Reserves ($) that is held by the escrow agent. Provided no trigger period has occurred and is continuing, the borrower shall be entitled to receive and retain any funds disbursed to the borrower from the Free Rent Reserve. In the event that a trigger period occurs while Free Rent Reserve funds remain in the Free Rent Reserve account, the lender may so notify the escrow agent, and the lender shall be entitled to direct the disbursement of any Free Rent Reserve funds to which the borrower would otherwise be entitled.

(30)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 13 – 32-42 Broadway – The borrower was required at loan origination to deposit $3,000,000.00 (the “TI/LC Reserve”) into the Upfront TI/LC Reserve ($). On each monthly payment date that the TI/LC Reserve balance is below $1,500,000, the borrower will be required to deposit an amount equal to $65,196.63 and will be capped at $3,000,000.

Loan No. 20 – 350 West Broadway – The borrower is required on each Payment Date to make a deposit into the Monthly Other Reserve ($) for the condominium assessments reserve an amount such that the balance in the condominium assessments reserve account will at all times equal at least the aggregate amount of condominium assessments due from the borrower to the condominium association with respect to the Mortgaged Property for the next ensuing six-month period as reasonably determined by the lender based on the most recent annual budget of the condominium association provided to the lender in accordance with the Mortgage Loan documents.

Loan No. 28 – 801 Bedford Avenue – The borrower will be required to deposit into the ICAP Tax Reserve on January 15, 2012 and on every 6 months thereafter, an amount equal to the sum of $7,241 and the difference between the ICAP Tax Reserve on deposit and the ICAP Tax Reserve and the then applicable stabilized real estate tax amount.

Loan No. 30 – CityLine All American Storage – On each monthly payment date, the borrower will be required to deposit $729.17 into the TI/LC Reserve. The borrower will have no obligation to make monthly TI/LC Reserve deposits to the extent that the balance of the TI/LC Reserve meets or exceeds the TI/LC Reserve cap of $26,250.12.

(31)	Loan No. 15 – JW Marriott Nashville – Beginning on the Due Date in April 2021, the Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) for the Due Dates through and including July 2023, 3% of the gross revenues of the Mortgaged Property for the prior calendar month and (ii) thereafter, 4% of the gross revenues of the Mortgaged Property for the prior calendar month.

(32)	Loan No. 16 – Hotel ZaZa Houston Museum District – On each monthly payment date beginning in January 2022, the borrower is required to deposit into the FF&E reserve an amount equal to 1/12 of (a) with respect to the period commencing on January 1, 2022 and ending on December 31, 2022, 2.5%, (b) with respect to the period commencing on January 1, 2023 and ending on December 31, 2023, 3.25%, and (c) with respect to the period commencing on January 1, 2024 and ending on the maturity date, 4.0% in each case of the greater of (x) the annual gross revenues for the hotel related operations at the related Mortgaged Property for the immediately preceding calendar year as reasonably determined by lender and (y) the projected annual gross revenues for the hotel related operations at the related Mortgaged Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget.

(33)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
2	MGM Grand & Mandalay Bay	$75,000,000	9.2%	$25,000,000	Yes	February 14, 2025
4	Station Park & Station Park West	$60,000,000	7.4%	$10,000,000	Yes	October 5, 2022
6	Mountain View Village	$38,650,500	4.7%	$10.000,000	Yes	October 5, 2022
10	711 Fifth Avenue	$30,000,000	3.7%	$5,000,000	Yes	March 6, 2033

(34)	Loan No. 1 – The Grace Building – The aggregate liability of the carve-out guarantors with respect to the guaranteed recourse obligations of the borrower related to any bankruptcy event with respect to the borrower may not exceed an amount equal to 15% of the principal balance of The Grace Building Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

Loan No. 2 – MGM Grand & Mandalay Bay – The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

Loan Nos. 4 and 6  – Station Park & Station Park West and Mountain View Village – There is no separate Guarantor or environmental indemnitor, and the borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents. At origination of the Mortgage Loan, the borrower obtained an environmental insurance policy issued from Ironshore Specialty Insurance Company in the name of the borrower, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a $50,000 per incident self-insured retention and a term expiring on October 5, 2022.

Loan No. 7 – 4 West 58th Street – The borrower sponsor and the carve-out guarantor, Sheldon H. Solow, passed away on November 17, 2020. The related guaranty agreement provides that all of the carve-out guarantor’s obligations under the guaranty (the “Guaranteed Obligations”) are binding upon the carve-out guarantor’s estate and legal representatives upon the Carve-out Guarantor’s death. The guaranty further provides that, after the carve-out guarantor’s death and until all of the Guaranteed Obligations have been paid in full and at all times following the Carve-out Guarantor’s estate’s first distribution of assets, the Carve-out Guarantor’s estate (a) is required to maintain (i) a net worth of not less than $125,000,000 (the “Net Worth Threshold”) and (ii) liquid assets of not less than $10,000,000 (the “Liquid Assets Threshold”), and (b) may not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction or if such transaction would cause the net worth or the liquidity of the guarantor’s estate to fall below, respectively, the Net Worth Threshold and the Liquid Assets Threshold.

Loan No. 9 – 1088 Sansome – While the obligations of the two guarantors are joint and several, the related Mortgage Loan documents provide that the two guarantors’ guarantees are not cross-defaulted, and that a guarantor-related event of default of one guarantor (including events of default related to a bankruptcy of such one guarantor) will not be an event of default under the Mortgage Loan if the other guarantor meets certain net worth and liquidity requirements, is in compliance with the loan documents, and controls the related borrower. In addition, one such guarantor, Michael Moritz, is not subject to financial covenants or required to provide financial information unless there is an event of default caused by the other guarantor, Angus McCarthy.

Loan No. 23 – Pet Food Experts Industrial – The liability of the non-recourse carveout guarantor and the borrower under the Environmental Indemnity Agreement may not exceed the sum of (x) 120% of the original principal amount of the Mortgage Loan and (y) all reasonable out-of-pocket costs incurred by the lender (including, without limitation, legal fees) in connection with the enforcement of the Environmental Indemnity Agreement.

(35)	Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
	1	The Grace Building	$883,000,000	$367,000,000	$1,250,000,000	4.25x	3.00x	41.1%	58.1%	11.8%	8.3%
	2	MGM Grand & Mandalay Bay(2)	$1,634,200,000	51,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%

(1) Includes any related pari passu companion loan(s) and subordinate secured companion loan(s), and excludes any related mezzanine loan(s).
(2) LTV is calculated using the appraised value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties.

(36)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV(1)	Combined Minimum Debt Yield
	1	The Grace Building	$80,000,000	9.8%	Yes	MAP	58.14%	8.35%
	2	MGM Grand & Mandalay Bay	$75,000,000	9.2%	Yes	4.81x(1)	67.0%(2)	NAP
	7	4 West 58th Street	$32,500,000	4.0%	Yes	1.50x	69.4%	NAP
	10	711 Fifth Avenue(3)	$30,000,000	3.7%	Yes	2.80x	54.5%	8.98%
	19	Cabinetworks Portfolio	$15,000,000	1.8%	Yes	2.35x	64.4%	12.38%
	29	SDC Annex	$5,665,000	0.7%	Yes	1.40x	60.3%	8.4%

(1) Calculated including any related pari passu companion loans and subordinate companion loans.
(2) Combined Maximum LTV is based on appraisals ordered by the lender in connection with the closing of the mezzanine loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the mezzanine loan.

(3) The borrower has the right to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $35,000,000.

(37)	Loan No. 8 – McClellan Business Park – There is subordinate mortgage financing on the related Mortgaged Property in the original principal amount of $1,000,000 made by the Redevelopment Agency of the County of Sacramento to MP Holdings, LLC (the “Development Agency Loan”), of which an estimated $639,220.10 is outstanding as of the Cut-off Date. The Development Agency Loan has a 10-year loan forgiveness term, an interest rate of 4% per annum, and all payments of interest and principal are deferred until maturity (if not forgiven). The scheduled maturity date of the Development Agency Loan is March 1, 2023. Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Loan per Net Rentable Area (SF/Units/Rooms) $ calculations include the related Pari Passu Companion Loan but exclude the related subordinate debt represented by the Development Agency Loan.

No. 16 – Hotel ZaZa Houston Museum District – With respect to the Hotel ZaZa Houston Museum District Mortgage Loan, the related Mortgage Loan documents permit the borrower to incur unsecured loans pursuant to the Paycheck Protection Program administered by the United States Small Business Administration in accordance with the Coronavirus Aid, Relief, and Economic Security Act of 2020, and the Borrower obtained a loan in the amount of approximately $2,493,400 under the PPP program in April 2020.